EXHIBIT 4.5

Execution version

White Mining (NSW) Pty Limited

Austral-Asia Coal Holdings Pty Ltd

Yancoal Australia Limited

Ashton Coal Joint Venture

Sale Deed

5739652/1

©Corrs Chambers Westgarth

Contents

1	Interpretation	1

2	Conditions Precedent	8

3	Sale and purchase	9

4	Conduct prior to Completion	12

5	Completion	13

6	Performance bonds	16

7	Warranties	18

8	Guarantee	19

9	Confidentiality	20

10	Notices	21

11	Goods and Services Tax	23

12	General	25

5739652/1

Date: / FEBRUARY 2011

Parties

White Mining (NSW) Pty Limited ACN 089 414 595 of Level 6, 316 Adelaide Street, Brisbane Queensland (Buyer)

Austral-Asia Coal Holdings Pty Ltd ACN 113 038 663 of Level 2, Citibank House, 37 St Georges Terrace, Perth Western Australia (Seller)

Yancoal Australia Limited ACN 111 859 119 of Level 11, 68 York Street, Sydney New South Wales (Guarantor)

Background

A	The Ashton Coal Project is owned and operated by the Ashton Joint Venture, an unincorporated joint venture established pursuant to the Ashton JVA.

B	The current participation interests in the Ashton Joint Venture are as follows:
(a)	Buyer 60%
(b)	Seller 30%
(c)	ICRA 10%

C	In accordance with the rights granted to the Seller under the Ashton JVA and in accordance with the terms of the Ashton JVA the Seller has required that the Buyer purchase the Sale Interest on the terms of this document pursuant to the exercise by the Seller of its tag-along right arising from a change in control of the Buyer under clause 11.4 of the Ashton JVA.

D	This agreement between the Buyer and Seller is a direct consequence of the rights and obligations contained in the Ashton JVA.

E	The Guarantor is the Australian ultimate holding company of the Buyer and has agreed to guarantee the performance of the obligations of the Buyer under this document.

Agreed terms

1	Interpretation

1.1	Definitions

In this document:

Act means the Mining Act 1992 (NSW).

5739652/1

Accounting Principles means the accounting principles set out in Schedule 2.

ACM means Ashton Coal Mines Limited ACN 096 238 603 of Level 6, 316 Adelaide Street, Brisbane, QLD 4000.

ACM Shareholders Agreement means the shareholders agreement between ICRA, WML and ACM dated 4 April 2003, as acceded to by the Buyer pursuant to a Deed of Accession dated 6 November 2003, amended by a Deed of Amendment between WML, ACM and ICRA dated 23 March 2005, acceded to by the Seller pursuant to a New Venturer’s Deed of Accession between the Buyer, the Seller, ICRA and ACM dated 18 August 2005 and amended and restated on 18 August 2005 and on 26 June 2006.

ACM Shares means 30 shares in ACM held by the Seller.

ACOL means Ashton Coal Operations Pty Ltd ACN 078 556 500.

ACPH means Australian Coal Processing Holdings Pty Ltd ACN 106 694 115 of Level 14, 213 Miller Street, North Sydney, NSW 2060.

ACPH Shareholders Agreement means the shareholders agreement between Itochu, WML, ACPH and Roberts & Schaefer Australia Pty Ltd dated 13 November 2003, as acceded to by the Seller pursuant to a Deed of Accession between the Seller, WML, Itochu and ACPH dated 18 August 2005 and restated on 18 August 2005.

ACPH Shares means 2,040 shares in ACPH held by the Seller.

Agreement Letters means the letters from the Seller to the Buyer and Yanzhou dated 20 January 2010, 12 May 2010, 7 June 2010, 29 July 2010, 12 August 2010, 9 September 2010, 17 September 2010, 14 October 2010, 12 November 2010, 13 December 2010 and 12 January 2011.

Ashton Coal Project means the Ashton coal project in New South Wales in respect of the Mining Tenements.

Ashton Joint Venture means the unincorporated joint venture established pursuant to the Ashton JVA.

Ashton JVA means the Ashton Coal Joint Venture Agreement between the Buyer, ICRA, WML and ACOL dated 4 April 2003, as amended by Deeds of Amendment between the Buyer, ICRA, WML and ACOL dated 23 March 2005 and April 2005, restated on 18 August 2005 and further amended by a Deed of Assignment and Assumption between the Seller, the Buyer, ICRA, Itochu, WML and ACOL dated 23 February 2006.

Break Fee means US$10 million.

Business means the Seller’s business associated with the Ashton Coal Project as carried on by the Seller.

Business Day means a day which is not a Saturday, Sunday or bank or public holiday in Western Australia and New South Wales, Australia.

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Business Contracts means all agreements and arrangements relating to the Ashton Joint Venture to which the Seller is a party or relating to the Ashton Joint Venture and in respect of which the Seller is an undisclosed principal.

Called Sum has the meaning set out in the Ashton JVA.

CBA means Commonwealth Bank of Australia ABN 48 123 123 124.

CBA Master Finance Lease means the Master Finance Lease Agreement dated 23 March 2005 between CBA, the Buyer, ICRA, WML, ACM and ACOL as novated pursuant to a Deed of Accession, Amendment and Restatement dated 18 August 2005 between the Seller, the Buyer, ICRA, Itochu, WML, ACM, ACOL and CBA and amended and restated pursuant to a Deed of Amendment, Restatement and Confirmation between the Seller, WML, ICRA, Itochu, WML, ACM, ACOL and CBA dated 2 February 2006.

Claims means liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever.

Coal has the meaning set out in the Ashton JVA.

Completion means completion by the parties of the sale and purchase of the Sale Interest in accordance with clause 5.

Completion Date means the:

(a)	the last Business Day of the first month end from 1 January 2011 after the date on which the Conditions Precedent in clause 2.1 have been satisfied or waived; or

(b)	such other date as the Buyer and Seller agree in writing.

Corporations Act means the Corporations Act 2001 (Cth).

CP Date means 30 April 2011 or such other later date as the Seller and the Buyer agree in writing.

Department means the New South Wales Department of Primary Industries.

Encumbrance means any mortgage, lien, pledge, security interest and any third party interest.

Effective Date means 12.01am 1 July 2010.

Expert means:

(a)	a person agreed to in writing between the Buyer and the Seller; or

(b)	failing agreement, a partner of a national chartered accounting firm with not less than 10 years relevant experience as a partner, appointed by the President for the time being of the Institute of Chartered Accountants in Australia at the request of either the Seller or the Buyer.

Felix means Felix Resources Limited ACN 000 754 174.

FIRB Approval means

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(a)	the Treasurer or his agent advises the Buyer that there are no objections to the acquisition of the Sale Interest by the Buyer in terms of the Commonwealth Government’s foreign investment policy; or

(b)	no order is made in relation to the Transaction under section 22 of the Foreign Acquisitions and Takeovers Act 1975 (Cth) (FATA) within a period of 40 days after the Buyer has notified the Treasurer that it proposes to acquire the Sale Interest in accordance with the Transaction, and no notice is given by the Treasurer to the Buyer during that period to the effect that there are any objections to the acquisition of the Sale Interest by the Buyer in terms of the Commonwealth Government’s foreign investment policy; or

(c)	where an order is made under section 22 of the FATA, a period of 90 days has expired after the order comes into operation and no notice has been given by the Treasurer to the Buyer during that period to the effect that there are any objections to the acquisition of the Sale Interest by the Buyer in terms of the Commonwealth Government’s foreign investment policy.

Government Agency means a government or government department, a governmental, semi-governmental or judicial person or a person (whether autonomous or not) charged with the administration of any applicable law.

Guarantee means the guarantee given by the Guarantor to the Seller under clause 8.

ICRA means ICRA Ashton Pty Limited ACN 097 499 780.

ICRA Approval means the written consent of ICRA under the Ashton JVA to the sale by the Seller to the Buyer of the Sale Interest whether or not actually required by the Transaction including the release contemplated by clause 5.2(c).

IMC Holdings means IMC Holdings Limited.

IMC Resources means IMC Resources (Australia) Pty Ltd ACN 109 676 575 (formerly called Austral-Asia Mining & Shipping Pty Ltd).

Insolvency Event means any of the following:

(a)	a person is or states that the person is unable to pay from the person’s own money all the person’s debts as and when they become due and payable;

(b)	a person is taken or must be presumed to be insolvent or unable to pay the person’s debts under any applicable legislation;

(c)	an application or order is made for the winding up or dissolution or a resolution is passed or any steps are taken to pass a resolution for the winding up or dissolution of a corporation;

(d)

an administrator, provisional liquidator, liquidator or person having a similar or analogous function under the laws of any relevant jurisdiction is appointed in respect of a corporation or any action is taken to appoint

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any such person and the action is not stayed, withdrawn or dismissed within seven days;

(e)	a controller is appointed in respect of any property of a corporation;

(f)	a corporation is deregistered under the Corporations Act or notice of its proposed deregistration is given to the corporation;

(g)	a distress, attachment or execution is levied or becomes enforceable against any property of a person;

(h)	a person enters into or takes any action to enter into an arrangement (including a scheme of arrangement or deed of company arrangement), composition or compromise with, or assignment for the benefit of, all or any class of the person’s creditors or members or a moratorium involving any of them;

(i)	a petition for the making of a sequestration order against the estate of a person is presented and the petition is not stayed, withdrawn or dismissed within seven days or a person presents a petition against himself or herself; or

(j)	anything analogous to or of a similar effect to anything described above under the law of any relevant jurisdiction occurs in respect of a person.

Itochu means Itochu Coal Resources Australia Pty Limited ACN 072 596 733.

Komatsu means Komatsu Australia Corporate Finance Pty Ltd ACN 067 959 666.

Komatsu Lease Agreement means the Master Lease Agreement between Komatsu, the Buyer, ICRA, WML and ACOL dated 21 March 2005 as amended pursuant to a Deed of Accession between Komatsu, the Buyer, ICRA, WML, ACOL, Itochu, Felix, IMC Resources, IMC Holdings and the Seller dated 18 August 2005.

Last Year Accounts means:

(a)	the audited balance sheet of the Ashton Joint Venture and ACM as at the Last Year Balance Date; and

(b)	the audited profit and loss accounts of the Ashton Joint Venture and ACM for the year ended the Last Year Balance Date.

Last Year Balance Date means 31 December 2009.

Liabilities means all debts, obligations or liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of any description, including those the amount of which is not ascertained or ascertainable of the Seller, relating to and only to the extent of the Sale Interest as of the Effective Date including:

(a)	Business Contracts not completed or discharged prior to the Effective Date;

(b)	trade creditors and other creditors of the Ashton Joint Venture and ACM as at the Effective Date and thereafter;

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(c)	all indemnities, bonds, land compensation claims and other capital liabilities (including performance bonds and guarantees) incurred by the Seller in respect of the Ashton Joint Venture including in relation to any of their obligations under the Mining Tenements, the Customs Act 1901 (Cth), and other authorisations, licences or leases granted by any Government Agency in relation to the Ashton Joint Venture;

(d)	all obligations arising out of the land held by ACM on behalf of the Ashton Joint Venture and the Mining Tenements (including environmental rehabilitation and remediation);

(e)	the accrued entitlements of all employees engaged in the Ashton Joint Venture,

which are incurred in the ordinary course of the involvement of the Seller in the business of the Ashton Joint Venture.

Management Accounts means the unaudited balance sheet and profit and loss statements of each of the Ashton Joint Venture and ACM for the 6 month period ending on 30 June 2010 prepared in accordance with the Accounting Principles, a copy of which is attached in Annexure A.

Management and Operating Agreement means the Management and Operating Agreement dated 4 April 2003 between ICRA, WML, the Buyer and ACOL, as novated pursuant to a New Venturer’s Deed of Accession (Management & Operating Agreement) between the Seller, WML, the Buyer, ICRA and ACOL dated 18 August 2005.

Manager has the meaning set out in the Ashton JVA.

Mining Tenements means ML 1529 (Mining Act 1992), ML 1533 (Mining Act 1992), ML 1623 (Mining Act 1992), EL 4918 (Mining Act 1992) and EL 5860 (Mining Act 1992).

Minister means the Minister responsible for administering the Act.

Operator has the meaning set out in the Ashton JVA.

PRC Regulatory Approval means all approvals, consents and authorisations required in connection with the Transaction from:

(a)	the National Development and Reform Commission of China;

(b)	the Shandong Branch of State owned Assets Supervision and Administration Commission of China;

(c)	the Ministry of Commerce of the People’s Republic of China; and

(d)	the State Administration of Foreign Exchange of China.

Purchase Price means US$250,000,000.

Purchase Price Adjustment means the net movement in the economic position of the Sale Interest from the Effective Date to the Completion Date, as described more fully in clause 5.3.

Rate means on any day, the rate equal to Australian dollar LIBOR, being the British Bankers’ Association Interest Settlement Rate for Australian dollars and

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the period of one month displayed on the appropriate page of the Reuters screen as at 11 am on the relevant day.

Related Body Corporate has the meaning given to that term in the Corporations Act.

Sales Agreement means the document so entitled dated 18 August 2005 between the Seller and ACM.

Sale Interest means the Seller’s 30% interest in the Ashton Joint Venture including the rights (subject to the obligations attending to those rights) attributable to that 30% interest under the Ashton JVA and includes the Coal, the ACM Shares and the ACPH Shares (provided ACPH is registered as a company at that time), details of which are set out in Schedule 1.

Termination Event means Completion not occurring on the Completion Date and this document is properly terminated by the Seller for cause.

Transaction means the sale and purchase of the Sale Interest.

Warranties means the Seller’s warranties set out in clause 7.1 and the Buyer’s and the Guarantor’s warranties set out in clause 7.3.

WML means White Mining Limited ACN 009 713 893.

Wonnarua People Ancillary Deed means the ancillary deed between Thomas Oliver Miller on behalf of the Wonnarua People, the Wonnarua Nation Aboriginal Corporation, ACOL, WML, the Buyer and ICRA dated 22 February 2003, as novated pursuant to a New Venturer’s Deed of Accession (Wonnarua People Ancillary Deed) between the Seller, ACOL, WML, the Buyer and ICRA dated 18 August 2005.

Yanzhou means Yanzhou Coal Mining Company Limited of 40 Fushan Road, Zoucheng, Shandong Province, 273500, People’s Republic of China.

1.2	Terms used in Ashton JVA

Unless otherwise defined in this document, or unless the context otherwise requires, terms defined in the Ashton JVA have the same meanings when used in this document.

1.3	Construction

In this document:

(a)	any reference to this document or any other agreement or document includes any variation or any replacement of any of them;

(b)	any reference to a clause, schedule or annexure is a reference to a clause, schedule or annexure to this document all of which are deemed part of this document;

(c)	any reference to any person, includes a reference to any individual, partnership, unincorporated joint venture, company or corporation (including any incorporated joint venture) or other entity and government agency, authority or enterprise;

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(d)	the words include and including are to be construed without limitation;

(e)	a reference to this or other document includes the document as varied or replaced regardless of any change in the identity of the parties;

(f)	a reference to writing includes all modes of representing or reproducing words in a legible, permanent and visible form;

(g)	headings and sub-headings are inserted for ease of reference only and do not affect the interpretation of this document; and

(h)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

2	Conditions Precedent

2.1	Conditions Precedent

The sale and purchase of the Sale Interest is conditional upon:

(a)	the Buyer having obtained FIRB Approval;

(b)	the Buyer having obtained PRC Regulatory Approval; and

(c)	the Buyer and the Seller having obtained the ICRA Approval.

(collectively, the Conditions Precedent).

2.2	Fulfilment of Conditions Precedent

(a)	The Buyer must use its best endeavours to take all actions necessary to fulfil the Conditions Precedent in clauses 2.1(a) and (b) as soon as reasonably practicable after the date of this document.

(b)	In obtaining the necessary FIRB Approval, the Buyer’s best endeavours are to include, to the extent necessary:

(i)	engaging with FIRB expeditiously in the negotiation of any undertakings; and

(ii)	procuring that Yanzhou reaffirms the undertakings made to the Treasurer on 22 October 2009.

(c)	The Buyer and Seller must use their best endeavours to take all actions necessary to fulfil the Condition Precedent in clause 2.1(c) as soon as reasonably practicable after the date of this document.

2.3	Failure to satisfy Conditions Precedent

If the Conditions Precedent are not satisfied or waived under clause 2.4 by 5.00pm on the CP Date the Buyer or the Seller may give written notice of termination of this document to the other party.

2.4	Waiver of Conditions Precedent

The Conditions Precedent referred to in clause 2.1 are for the benefit of both the Seller and the Buyer and may only be waived with the agreement of both the Seller and the Buyer.

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2.5	Notice

The Buyer must promptly notify the Seller in writing as soon as it becomes aware that the Conditions Precedent are satisfied or have become incapable of being satisfied. If the Conditions Precedent are satisfied, the Buyer must provide the Seller with evidence to the reasonable satisfaction of the Seller that the Conditions Precedent are satisfied, including copies of the FIRB Approval and PRC Regulatory Approval.

3	Sale and purchase

3.1	Sale and purchase

The Seller must sell the Sale Interest to the Buyer and the Buyer must purchase the Sale Interest from the Seller, free from any Encumbrances with effect on and from the Effective Date.

3.2	Break Fee event

The Buyer must pay the Seller the Break Fee if:

(a)	a Termination Event occurs for any reason other than as a result of a default by the Seller; or

(b)	where the Buyer has failed to fulfil its obligations under clauses 2.2 (a) and (b) and this document is terminated under clause 2.3.

3.3	Payment of Break Fee

Any payment required to be made by the Buyer to the Seller in satisfaction of clause 3.2 must be paid within 14 Business Days of the relevant event specified in clause 3.2 occurring.

3.4	Clause without prejudice

Nothing in clause 3.2 affects any rights a party may have to bring an action against the other in the event of any breach of this document by the other party.

3.5	Consideration

(a)	On Completion the Buyer must pay to the Seller the Purchase Price together with the amount calculated under clause 3.8.

(b)	Within 12 Business Days after Completion or, if there is a Calculation Dispute under clause 5.4, within five Business Days after the Calculation Dispute is resolved or determined by the Expert, the Buyer or the Seller as the case may be, must pay the Purchase Price Adjustment to the other party together with interest under clause 3.9.

(c)	The Purchase Price Adjustment must be paid as follows:

(i)	by the Buyer to the Seller, where the total adjustment made under clause 5.3(b)(i) and clause 5.3(b)(ii) exceed the adjustment made under clause 5.3(b)(iii); or

5739652/1	page 9

(ii)	by the Seller to the Buyer, where the adjustment made under clause 5.3(b)(iii) exceeds the total adjustment made under clause 5.3(b)(i) and clause 5.3(b)(ii).

(d)	The Purchase Price Adjustment is to be apportioned on a pro rata basis across the values set out in Schedule 1.

3.6	Method of payment

All payments to be made under this clause 3 must be made in cash (whether by electronic transfer to the payee’s account or otherwise) or by unendorsed bank cheque drawn to a bank acceptable to the payee, or as may otherwise be directed by the Seller prior to Completion.

3.7	Title, risk and assumption of Liabilities

(a)	Legal and beneficial title to the Sale Interest passes to the Buyer on Completion with effect from the Effective Date.

(b)	On Completion with effect from the Effective Date, the Buyer assumes responsibility for all Liabilities incurred and payments made on and after the Effective Date.

(c)	On Completion with effect from the Effective Date, the Seller has no obligation in respect of the Sale Interest including any liability for Called Sums made on or after the Effective Date.

3.8	Interest equivalent payment on the Purchase Price

(a)	The Buyer must on Completion pay to the Seller an amount (Purchase Price Interest) calculated as if interest is payable on the Purchase Price at the Rate from the Effective Date until Completion.

(b)	The Purchase Price Interest paid under this clause 3.8 will be apportioned on a pro rata basis across the values set out in the Schedule 1.

(c)	For the purposes of clause 3.8(a), the Purchase Price Interest:

(i)	is calculated on a daily basis and compounded at the end of each month;

(ii)	is to be computed from and including the Effective Date until but excluding the day of payment of that amount referred to in clause 3.8(a); and

(iii)	is to be calculated on the actual number of days elapsed on the basis of a 365 day year.

3.9	Interest payment on the Purchase Price Adjustment

(a)	Interest must be paid on the Purchase Price Adjustment at the Rate from Completion until the date of payment of the Purchase Price Adjustment as follows:

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(i)	by the Buyer to the Seller, where the total adjustment made under clause 5.3(b)(i) and clause 5.3(b)(ii) exceed the adjustment made under clause 5.3(b)(iii); or

(ii)	by the Seller to the Buyer, where the adjustment made under clause 5.3(b)(iii) exceeds the total adjustment made under clause 5.3(b)(i) and clause 5.3(b)(ii),

and all such interest must be paid together with the payment of the Purchase Price Adjustment.

(b)	Interest:

(i)	is calculated on a daily basis and compounded at the end of each month;

(ii)	is to be computed from and including the Completion Date until but excluding the day of payment of that amount referred to in clause 3.9(a); and

(iii)	is to be calculated on the actual number of days elapsed on the basis of a 365 day year.

3.10	Interest equivalent payment on payments made prior to Completion

(a)	If at any time after the Effective Date but before Completion:

(i)	the accumulated amounts received by the Seller under clause 5.3(a)(ii) from the Effective Date (excluding the amount to be received by the Seller under clause 5.3(b)(ii)) is insufficient to enable the Seller to pay the amounts under clause 5.3(a)(i), resulting in a shortfall (Shortfall); and

(ii)	the Seller must contribute additional funds to pay for the Shortfall,

then:

(iii)	the Seller must give to the Buyer written notice of an amount (Shortfall Interest) calculated as if interest is payable on the Shortfall calculated in accordance with clause 3.10(c) within 5 Business Days after Completion; and

(iv)	the Buyer must pay to the Seller the Shortfall Interest within 10 Business Days after Completion.

(b)	All Shortfall Interest paid under this clause 3.10 is to be apportioned on a pro rata basis across the values set out in Schedule 1.

(c)	For the purposes of clause 3.10(a), the Shortfall Interest:

(i)	is calculated on a daily basis and compounded at the end of each month;

(ii)	subject to clause 3.10(c)(iii), is to be computed from and including the date of payment of the Shortfall by the Seller under clause 3.10(a)(ii) until but excluding the day:

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(A)	such Shortfall is repaid in full to the Seller out of the amounts received by the Seller under clause 5.3(a)(ii); or

(B)	of Completion,

whichever is earlier;

(iii)	if any part of the Shortfall is repaid to the Seller from time to time, the Shortfall Interest is to be computed on the unpaid amount of such Shortfall for the period during which it remains unpaid; and

(iv)	is to be calculated on the actual number of days elapsed on the basis of a 365 day year.

3.11	Acknowledgement

The Seller and the Buyer acknowledge that the sale of the Sale Interest by the Seller to the Buyer is pursuant to the exercise by the Seller of its tag-along right under clause 11.2(c)(ii) of the Ashton JVA arising from a change in control of the Buyer under clause 11.4 of the Ashton JVA.

4	Conduct prior to Completion

4.1	Seller’s obligations

Until Completion the Seller must carry on its affairs in the ordinary course of business and must:

(a)	unless otherwise provided in this document, observe and perform its obligations and duties under the Ashton JVA and must not knowingly incur or assume any liability in connection with the Sale Interest except in the ordinary course of business;

(b)	request the Manager to provide to the Buyer with copies of any reports, correspondence or information received by the Seller in respect of the Sale Interest or the Ashton Joint Venture; and

(c)	notify the Buyer in writing if the Seller becomes aware of any fact or circumstance that the Seller knows will cause or constitute a breach of any of the Warranties of the Seller as of the date of this document.

4.2	Approval for transfer of Mining Tenements

The Seller must as soon as practicable after the execution of this document provide the Buyer with Forms AD2 under the Act (without any fees or stamp duty payable, which fees or stamp duty are payable by the Buyer) for each of the Mining Tenements to apply for written approval from the Minister for the transfer of the Mining Tenements forming part of the Sale Interest to the Buyer.

4.3	Proceeds and outgoings

The Seller:

(a)	is entitled to the proceeds received from, and must pay all outgoings in respect of, the Sale Interest up to the Effective Date; and

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(b)	indemnifies the Buyer in respect of those outgoings up to the Effective Date.

5	Completion

5.1	Time and place for Completion

Completion will commence at l0am on the Completion Date, and will take place at the offices of Corrs Chambers Westgarth, Level 32 Governor Phillip Tower, 1 Farrer Place, Sydney New South Wales 2000 or at such other time and place as the parties may agree.

5.2	Obligations at Completion

At Completion:

(a)	the Buyer must pay the Purchase Price and the Purchase Price Interest under clause 3.8 to the Seller in accordance with clause 3;

(b)	the Buyer must execute the relevant documents referred to in clause 5.2(e) and provide the Seller with copies of all such documents executed by the Buyer;

(c)	the receipt by the Buyer of an ASIC Form 312 executed by ICRA to release the Sale Interest from ASIC registered charge no. 1198449;

(d)	the Buyer must execute the ASIC Form 312 executed by ICRA under clause 5.2(c) to release the Sale Interest from ASIC registered charge no. 1198449 and lodge the ASIC Form 312 for registration with ASIC;

(e)	the Seller must deliver to the Buyer the following:

(i)	Form AD4 applications for registration of the transfer of an authority (without any fees or stamp duty payable, which fees and stamp duty are payable by the Buyer) in favour of the Buyer of the Seller’s interest in each of the Mining Tenements executed by the Seller;

(ii)	a transfer in favour of the Buyer of the ACM Shares executed by the Seller together with the relevant share certificate;

(iii)	a transfer in favour of the Buyer of the ACPH Shares executed by the Seller together with the relevant share certificate, provided ACPH is a registered company at that time;

(iv)	the resignations of the directors nominated by the Seller on the boards of ACM and ACPH, provided ACPH is a registered company at that time;

(v)	a deed of assignment and assumption of the Seller’s interest in the Ashton Joint Venture Agreement substantially in the form annexed to the Ashton JVA as Annexure “H” executed by the Seller;

(vi)	a deed of assignment and assumption of the Seller’s interest in the Management and Operating Agreement executed by the Seller;

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(vii)	a deed of assignment and assumption of the Seller’s interests in the ACM Shareholders Agreement executed by the Seller;

(viii)	a deed of assignment and assumption of the Seller’s interest in the ACPH Shareholders Agreement executed by the Seller, provided ACPH is a registered company at that time;

(ix)	a deed of assignment and assumption of the Seller’s interest in the Wonnarua People Ancillary Deed executed by the Seller;

(x)	a deed of assignment and assumption of the Seller’s interest in the CBA Master Finance Lease executed by the Seller;

(xi)	a deed of assignment and assumption of the Seller’s interests in the Komatsu Lease Agreement executed by the Seller;

(xii)	ASIC Forms 312 executed by the Seller with respect to the following ASIC registered charges:

(A)	no. 1198954;

(B)	no. 1198451;

(C)	no. 1319238; and

(D)	no. 1319242, and

(xiii)	any other documents reasonably required by the Seller or the Buyer by written notice to each other and mutually agreed within 15 days after the date of this document,

each in a form to be mutually agreed by the Seller and the Buyer prior to Completion.

5.3	Purchase Price Adjustment

(a)	The economic benefit and risks of the Seller’s Sale Interest is intended to accrue to the Buyer with effect from the Effective Date. However, this general position is to be varied so that the Seller:

(i)	is liable to pay all Called Sums and all other amounts that may need to be paid in respect of the Ashton Joint Venture from the Effective Date up to the Completion Date; and

(ii)	is entitled to the proceeds from Coal sales from the Effective Date up to the Completion Date (including in respect of amounts receivable as at the Effective Date but not paid).

(b)	Consistent with the general proposition provided in clause 5.3(a), the Purchase Price Adjustment is the net amount of the following:

(i)	an increase adjustment equal to any amounts paid by the Seller referred to in clause 5.3(a)(i). Any Called Sums that remain payable as at the Completion Date will be paid by the Buyer;

(ii)	an increase adjustment of US$4,556,700.78, which is equal to the amounts receivable by the Seller as at the Effective Date in

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respect of Coal sales entered into prior to the Effective Date as reflected in the Management Accounts, and

(iii)	a decrease adjustment equal to any amounts received by the Seller referred to in clause 5.3(a)(ii) (net of any GST liability incurred or to be incurred by the Seller in respect of such amounts and net of any bank fees and fees or charges payable to ACM), and which amounts are to be calculated in the following currencies:

(iv)	the Called Sums and other amounts in clause 5.3(b)(i) in US$, being the US$ that were actually converted to A$ for such payment;

(v)	the proceeds of sales of Coal in clause 5.3(b)(ii) in US$ as at the Effective Date; and

(vi)	the proceeds of sales of Coal in clause 5.3(b)(iii) in US$.

(c)	Within six Business Days after Completion, the Buyer must prepare an adjustment statement containing the Purchase Price Adjustment calculated in accordance with clause 5.3(b) and deliver it to the Seller. An example of the adjustments referred to in clause 5.3(b) is set out in Schedule 3.

5.4	Calculation dispute

(a)	If the Seller disputes the calculation of the Purchase Price Adjustment (Calculation) by the Buyer in clause 5.3(c) (Calculation Dispute), it must deliver to the Buyer a notice specifying the nature of the dispute within five Business Days of receipt of the Calculation.

(b)	If a Calculation Dispute between the Buyer and the Seller regarding the Calculation arises then if the Buyer and the Seller have not resolved the Calculation Dispute within 15 Business Days, the Calculation Dispute must promptly be submitted for determination to the Expert who will determine the matter or matters in dispute.

(c)	The Expert will be instructed to finish his or her determination no later than 10 Business Days after the date of his or her appointment.

(d)	The Expert will act as an expert and not as an arbitrator and his or her decision will be final and binding on the parties in the absence of manifest error and the Calculation will then be deemed amended accordingly.

(e)	The cost of the determination by the Expert will be borne by the Buyer and the Seller in such manner as the Expert determines (having regard to the merits of the Calculation Dispute). In the absence of any such determination, the costs of the Expert will be borne by the Buyer and the Seller equally.

5.5	Completion not occurring by reason of the Buyer’s default

If Completion does not occur on the Completion Date by reason of the Buyer’s default and if the Buyer does not rectify the default within 14 days after

5739652/1	page 15

receiving written notice from the Seller specifying the default, then the Seller may seek specific performance of this document or terminate this document by notice given by the Seller to the Buyer. If the Seller terminates this document, then in addition to any of the rights, powers or remedies provided by law:

(a)	each party is released from its obligations to further perform this document except those imposing on it:

(i)	obligations of confidentiality;

(ii)	obligations of the Buyer to pay to the Seller the Break Fee; and

(iii)	obligations of the Guarantor guaranteeing the payment of the Break Fee; and

(b)	each party retains the right it has against any other party in respect of any past breach.

5.6	Completion not occurring by reason of the Seller’s default

If Completion does not occur on the Completion Date by reason of the Seller’s default and if the Seller does not rectify the default within 14 days after receiving written notice from the Buyer specifying the default, then the Buyer may seek specific performance of this document or terminate this document by notice given by the Buyer to the Seller. If the Buyer terminates this document, then in addition to any other rights, powers or remedies provided by law:

(a)	each party is released from its obligations to further perform this document except those imposing on it obligations of confidentiality; and

(b)	each party retains the rights it has against any other party in respect of any past breach.

5.7	Completion not occurring for any other reason

If Completion does not occur on the Completion Date for any other reason other than those set out in clauses 5.5 or 5.6, then in addition to any other rights, powers or remedies provided by law:

(a)	each party is released from its obligations to further perform this document except those imposing on it:

(i)	obligations of confidentiality;

(ii)	obligations of the Buyer to pay to the Seller the Break Fee; and

(iii)	obligations of the Guarantor guaranteeing the payment of the Break Fee; and

(b)	each party retains the rights it has against any other party in respect of any past breach.

6	Performance bonds

(a)

The Buyer must, to the extent of the Sale Interest, provide to the Seller replacements for the performance bonds or guarantees currently provided by the Seller or any Related Body Corporate to the Department

5739652/1	page 16

or to any other party in relation to the Ashton Joint Venture on Completion. The performance bonds or guarantees include the following:

(i)	performance bonds provided to the Department;

(ii)	bank guarantee in favour of Rail Infrastructure Corporation;

(iii)	bank guarantee in favour of the Department of Mineral Resources (NSW);

(iv)	bank guarantee in favour of Port Waratah Coal Services Ltd;

(v)	guarantee by IMC Resources in favour of Komatsu under a Guarantor Deed of Accession dated 18 August 2005 between the IMC Resources and Komatsu;

(vi)	guarantee by IMC Holdings in favour of Komatsu under a Guarantor Deed of Accession dated 18 August 2005 between IMC Holdings and Komatsu; and

(vii)	the guarantee by IMC Holdings in favour of CBA under a Guarantee and Indemnity dated 10 February 2006.

(b)	If the Buyer is not able to provide the replacement performance bonds or guarantees under clause 6(a), then:

(i)	the Buyer must on Completion pay the Seller a cash amount equal to the full value of the amounts secured by such performance bonds or guarantees as security for the performance or payments required under those performance bonds or guarantees;

(ii)	the Seller may deduct from such cash amount any payments that may need to be paid by the Seller under or arising from those performance bonds or guarantees; and

(iii)	the Seller must refund to the Buyer without interest any cash remaining after the deductions in clause 6(b)(ii) above as soon as practicable after the replacement performance bonds or guarantees have been provided to the relevant parties and the performance bonds or guarantees previously provided by the Seller have been returned to it for cancellation.

(c)	The Buyer indemnifies the Seller against all liabilities, claims, demands, actions, suits, proceedings, costs, damages, expenses or losses of any nature suffered by or occasioned to the Seller arising directly or indirectly in connection with any breach by the Buyer of any obligation secured by the performance bonds or guarantees referred to in clause 6(a) from the Effective Date.

(d)	If any of the performance bonds or guarantees referred to in clause 6(a) are due for renewal between the date of this document and Completion, then the Buyer must arrange for new performance bonds or guarantees to replace those that are expiring before their expiry dates.

5739652/1	page 17

7	Warranties

7.1	Warranties by the Seller

The Seller warrants to the Buyer that each of the following statements is true, complete and accurate at the date of this document:

(a)	(owner and holder) the Seller is the sole legal and beneficial owner and registered holder of the Sale Interest;

(b)	(power) the Seller has full legal capacity and power to enter into this document and to complete the sale and purchase of the Sale Interest;

(c)	(no Insolvency Event) the Seller is not affected by an Insolvency Event and neither execution of this document nor Completion nor any other transaction which this document contemplates will be or become a transaction which is voidable under part 5.7B of the Corporations Act; and

(d)	(at Completion) at Completion, the Buyer will receive absolute ownership of the Sale Interest and title to the Sale Interest free from any Encumbrance.

7.2	Indemnity by Seller

The Seller indemnifies the Buyer against all liabilities, claims, demands, actions, suits, proceedings, costs, damages, expenses or losses of any nature arising out of or in relation to any inaccuracy in or breach of any Warranty in clause 7.1.

7.3	Warranties by the Buyer and the Guarantor

The Buyer and the Guarantor warrant to the Seller that each of the following statements is true, complete and accurate at the date of this document:

(a)	(power) the Buyer and the Guarantor have full legal capacity and power to enter into this document and to complete the sale and purchase of the Sale Interest; and

(b)	(no Insolvency Event) the Buyer and the Guarantor are not affected by an Insolvency Event and neither execution of this document nor Completion nor any other transaction which this document contemplates will be or become a transaction which is voidable under part 5.7B of the Corporations Act.

7.4	Indemnity by Buyer and Guarantor

The Buyer and the Guarantor jointly and severally indemnify the Seller against all liabilities, claims, demands, actions, suits, proceedings, costs, damages, expenses or losses of any nature arising out of or in relation to any inaccuracy in or breach of any Warranty in clause 7.3.

5739652/1	page 18

7.5	Each of Buyer and Guarantor Warranties is separate

Each of the Warranties by the Buyer and the Guarantor is separate and independent and is not limited by reference to any other clause or anything in this document.

8	Guarantee

8.1	Guarantee

The Guarantor guarantees to the Seller:

(a)	the payment of any money the Buyer is liable to pay under this document; and

(b)	the performance by the Buyer of all its obligations under this document.

8.2	Liability of Guarantor

The liability of the Guarantor under this Guarantee is not affected by:

(a)	the granting of time or other indulgence or concessions to the Buyer;

(b)	the compounding, compromise, release, abandonment, waiver, variation, relinquishment or renewal of any of the rights of the Seller against the Buyer or by any neglect or omission to enforce those rights;

(c)	the insolvency, death or supervening contractual incapacity of the Buyer or the Guarantor;

(d)	the administration in equity or otherwise of the estate or assets in whole or in part of the Buyer or the Guarantor, as the case may be; or

(e)	the entering into of any scheme of arrangement or composition with creditors or by the appointment of a liquidator, provisional liquidator, receiver or receiver and manager, administrator or controller of the Buyer or any of its assets.

8.3	Continuing guarantee

This Guarantee is a continuing guarantee and remains in effect until the payment of all money and the performance of all obligations to be performed by the Buyer under this document.

8.4	Indemnity

To the extent (if any) that this Guarantee may be void or unenforceable by reason of the fact that all or any of the obligations of the Buyer under this document may not be or may cease for any reason to be enforceable against the Buyer or otherwise, the Guarantor indemnifies the Seller against all liabilities, claims, demands, actions, suits, proceedings, costs, damages, expenses or losses of any nature suffered by or occasioned to the Seller as a result of any failure by the Buyer to perform its obligations under this document.

5739652/1	page 19

8.5	Insolvency

If the Buyer is liquidated or enters into a deed of company arrangement:

(a)	the Guarantor will not prove in such liquidation or deed in competition with the Seller; and

(b)	the Guarantor authorises the Seller to prove for all money which the Guarantor has paid under this Guarantee and to retain any amounts received until the Seller, with the aid of any amount received, has been paid one hundred cents in the dollar in respect of all money secured by this Guarantee.

8.6	Reimbursement to Seller

The Guarantor must reimburse the Seller for any money that the Seller may have to pay or elect to pay to any liquidator, including any legal and adviser fees, in response to any claim by such liquidator for payment to him or her of any moneys received by the Seller from the Buyer pursuant to this document.

9	Confidentiality

9.1	Confidentiality

Each party must keep confidential, and must ensure that each of its advisers and representatives keeps confidential:

(a)	until the Completion Date (or forever if Completion does not occur) all confidential information of each other party; and

(b)	the existence and content of:

(i)	this document; and

(ii)	the negotiations in connection with it,

unless, subject to clause 9.3, compelled to do otherwise by law (or by an authority such as a governmental agency, court, tribunal or stock exchange).

9.2	Permitted disclosure

A party may disclose information:

(a)	on a confidential basis to its advisers or representatives if they need to know that information to enable them to advise in connection with this document (including its administration or enforcement) or otherwise evaluate this document or the transaction contemplated by it;

(b)	with the consent of each other party;

(c)	in connection with any Claim relating to this document; or

(d)	if this document expressly requires it to disclose information.

If a party intends to disclose information under this clause 9.2, it must, as far as practical, consult with each other party beforehand as to the content and timing of the disclosure.

5739652/1	page 20

9.3	Compulsory disclosure

If a party is or may be compelled by law (or by an authority such as a governmental agency, court, tribunal or stock exchange) to disclose confidential information of another party, it must:

(a)	immediately notify the other party in writing and provide the other party with a copy of the proposed disclosure or announcement and provide the other party reasonable time to give its comments before the disclosure or announcement is made;

(b)	if requested by the other party at the other party’s expense, assist and permit the other party to oppose or restrict disclosure of that confidential information to the maximum extent permitted by law; and

(c)	subject to clause 9.3(b), make disclosure, to the extent possible, on terms that will preserve the strictest confidentiality of that confidential information.

9.4	Continuing obligations

Other than as provided in clause 9.1, this clause 9 continues to bind the parties after Completion and after each party’s other obligations under this document terminate and has no effect on the parties’ obligations under clause 18.2 of the Ashton JVA.

10	Notices

10.1	General

A notice, demand, certification, process or other communication relating to this document must be in writing in English and may be given by an agent of the sender.

10.2	How to give a communication

In addition to any other lawful means, a communication may be given by being:

(a)	personally delivered;

(b)	left at the party’s current address for notices;

(c)	sent to the party’s current address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail;

(d)	sent by fax to the party’s current fax number for notices; or

(e)	sent by email to the other party’s email address.

10.3	Address for service

(a)	The addresses and facsimile numbers are initially:

(i)	in the case of the Seller:

Seller
Address	Level 2, Citibank House, 37 St Georges Terrace, Perth, Western Australia 6000

5739652/1	page 21

Fax:	+61 8 9226 4766

Tel:	+61 8 9422 8800

E-mail:	johnmorton@imcresources.com.au

Attention:	John Morton (Chief Portfolio Manager)

with a copy to:

Address:	IMC Corp Limited, 5 Temasek Boulevard #12-01, Suntec Tower Five, Singapore 038985

Fax:	+65 6337 9803

Tel:	+65 6336 2233

E-mail:	woohingyew@imccorp.com

Attention:	Woo Hing Yew (Regional Legal Counsel)

(ii)	in the case of the Buyer and the Guarantor:

Buyer
Address	Level 11, 68 York Street, Sydney New South Wales 2000

Fax:	+61 2 8243 5399

Tel:	+61 2 8243 5388

E-mail:	mbailey@yancoalaustralia.com.au

Attention:	Murray Bailey (Director)

Guarantor
Address	Level 11, 68 York Street, Sydney New South Wales 2000

Fax:	+61 2 8243 5399

Tel:	+61 2 8243 5388

E-mail:	mbailey@yancoalaustralia.com.au

Attention:	Murray Bailey (Director)

(b)	A party may from time to time change its address or numbers for service by notice to the other party.

10.4	Service by post

Subject to clause 10.9, a communication given by post is deemed to be received:

(a)	if posted within Australia to an Australian address, on the third Business Day after posting; and

(b)	in any other case, on the tenth Business Day after posting.

5739652/1	page 22

10.5	Service by facsimile

Subject to clause 10.9, a communication given by facsimile is deemed received when the sender’s facsimile machine produces a transmission report indicating that the facsimile was sent in full to the addressee’s facsimile number. That transmission report is conclusive evidence that the addressee received the fax in full at the time indicated on that report unless the message is not fully received in legible form and the addressee immediately notifies the sender of that fact.

10.6	Service by email

Subject to clause 10.9, a communication given by email is deemed received when the email containing the notice left the sender’s email system, unless the sender receives notification that the email containing the notice was not received by the recipient.

10.7	Service personally

A communication served personally or left at the person’s address is deemed received upon service.

10.8	Process service

Any process or other document relating to litigation, administrative or arbitral proceedings in relation to this document may be served by any method contemplated by this clause in addition to any means authorised by law.

10.9	Service after hours

If a communication to a party is received by it:

(a)	after 5.00pm in the place of receipt; or

(b)	on a day which is not a Business Day,

it is to be taken to have been received at 9.00am on the next Business Day.

11	Goods and Services Tax

11.1	Interpretation

In this clause:

(a)	GST Law has the meaning given to that expression in the A New Tax System (Goods and Services Tax) Act 1999;

(b)	expressions which are not defined, but which have a defined meaning in GST Law, have the same meaning; and

(c)	GST has the meaning given to it in GST Law.

11.2	Amounts for payment expressed exclusive of GST

Unless otherwise expressly stated, all prices or other sums payable or consideration to be provided under or in accordance with this document are exclusive of GST.

5739652/1	page 23

11.3	Supply of a going concern

(a)	The Seller and Buyer acknowledge and agree that:

(i)	the Purchase Price does not include any amount for GST;

(ii)	the supply of the Sale Interest is the supply of an identifiable enterprise carried on by the Seller and is a Supply of a Going Concern which is GST-free;

(iii)	the Seller supplies to the Buyer all of the things that are necessary for the continued operation of the Business; and

(iv)	the Seller will carry on the Business until the day of supply of the Sale Interest to the Buyer.

(b)	The Buyer warrants to the Seller that it is registered for GST and will remain registered for GST until Completion.

11.4	Recovery of any GST payable on the supply of the Sale Interest

If the Australian Tax Office, a court or tribunal determines that the supply of the Sale Interest does not constitute the Supply of a Going Concern which is GST- free and GST is imposed on the supply, the Buyer must pay to the Seller an amount on account of GST plus any interest and penalties payable by the Seller in addition to the Purchase Price.

11.5	Payment of GST on any other supplies

If GST is imposed on any supply (excluding the supply of the Sale Interest) made under or in accordance with this document, the recipient of the taxable supply must pay to the supplier an additional amount equal to the GST payable on or for the taxable supply. Payment of the additional amount is to be made at the same time as payment for the taxable supply is required to be made in accordance with this document.

11.6	Tax invoice

A party is not obliged under clauses 11.4 or 11.5 to pay an amount for GST in respect of a taxable supply made to it until given a valid tax invoice for the supply.

11.7	Adjustment of GST Amount

If the additional amount on account of GST recovered from the recipient differs from the amount of GST payable at law by the supplier, the amount of the difference must be paid by, or refunded to, the recipient, as the case may be and an Adjustment Note issued by the supplier.

11.8	Reimbursements

Where a party is required under this document to pay or reimburse an expense or outgoing of another party, the amount to be paid or reimbursed by the first party is the sum of:

(a)	the amount of the expense or outgoing less any input tax credits in respect of the expense or outgoing to which the other party, or to which

5739652/1	page 24

the representative member for a GST group of which the other party is a member, is entitled; and

(b)	if the payment or reimbursement is subject to GST, an amount equal to that GST.

12	General

12.1	Duty

Other than as expressly stated in this document, the Buyer is liable for and must pay all duty (including any fine or penalty), registration fees and other government charges on this document, any document executed under it or any dutiable transaction evidenced or effected by it whether or not it is assessed against the Buyer, the Seller or both.

12.2	Legal costs

Except as expressly stated in this document, each party must pay its own legal and other costs and expenses of negotiating, preparing, executing and performing its obligations under this document.

12.3	Waiver and exercise of rights

(a)	A single or partial exercise or waiver by a party of a right relating to this document does not prevent any other exercise of that right or the exercise of any other right.

(b)	A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

12.4	Rights cumulative

Except as expressly stated otherwise in this document, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

12.5	Further steps

Each party must promptly do whatever any other party reasonably requires of it to give effect to this document and to perform its obligations under it.

12.6	Counterparts

This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

12.7	Entire understanding

(a)	This document and the Agreement Letters contain the entire understanding between the parties as to the subject matter of this document.

(b)	Except for matters set out in the Agreement Letters, all previous negotiations, understandings, representations, warranties, memoranda

5739652/1	page 25

or commitments concerning the subject matter of this document are merged in and superseded by this document and are of no effect. No party is liable to any other party in respect of those matters. Nothing in this document will be deemed or construed to vary, affect, terminate or limit the rights granted under the Agreement Letters.

(c)	No oral explanation or information provided by any party to another:

(i)	affects the meaning or interpretation of this document; or

(ii)	constitutes any collateral agreement, warranty or understanding between any of the Parties.

12.8	Governing law and jurisdiction

(a)	This document is governed by and is to be construed in accordance with the laws applicable in New South Wales.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales, and any courts which have jurisdiction to hear appeals from any of those courts, and waives any right to object to any proceedings being brought in those courts.

12.9	Legislation

In this document, a reference to a statute includes regulations under it and consolidations, amendments, re-enactments or replacements of any of them.

12.10	Amendment

This document may only be varied or replaced by a document duly executed by the parties.

12.11	No assignment

A party must not:

(a)	sell, transfer, novate, delegate, assign, licence; or

(b)	mortgage, charge or otherwise encumber,

any right or obligation under this document to any person without the prior written consent of the other parties to this document.

12.12	Time

Time is of the essence as regards all dates, periods of time and times specified in this document.

12.13	Survival of indemnities

Each indemnity in this document is a continuing obligation, separate and independent from the other obligations of the parties and survives termination of this document.

12.14	Enforcement of indemnities

It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity conferred by this document.

5739652/1	page 26

12.15	No merger

The warranties, undertakings, agreements and continuing obligations in this document do not merge on completion.

12.16	Business Day

If a payment or other act is required by this document to be made or done on a day which is not a Business Day, the payment or act must be made or done on the next following Business Day.

12.17	Number

In this document, a reference to the singular includes the plural and vice versa.

12.18	Announcements

(a)	No party (and each will procure any Related Body Corporate) may, before or after Completion, make or send a public announcement, communication or circular concerning the sale and purchase of the Sale Interest unless it has first obtained the consent of the other parties (not to be unreasonably withheld or denied).

(b)	Subject to law and regulation, the Seller and the Buyer (and each will procure any Related Body Corporate) will consult in good faith with a view to agreeing the form, content and timing of any press release, statement or announcement to be issued jointly or by either of the Seller, the Buyer or any Related Body Corporate, on or after the date of this document or Completion, in relation to the sale and purchase of the Sale Interest.

5739652/1	page 27

Schedule I

Apportionment of Purchase Price

The Purchase Price is apportioned to include the following headings:

Part I

(a)	30% interest in the Ashton Joint Venture

Ashton Joint Venture	Purchase Price apportionment (US$)
Current Assets
Coal Inventory/Stock on Hand	5,500,000
Consumables/Other Inventory	3,000,000
Non Current Assets
Mining Information	3,000,000
Owned Plant and Equipment	72,000,000
Construction in Progress	1,000,000
Land	2,000,000
Buildings	1,000,000
Leased Plant and Equipment	5,300,000
Port Access Rights (including all contracts associated with the transportation of the coal through the relevant ports)	18,000,000
Rail Access Right (including the contracts with QR National in respect of the transportation of the coal by rail)	9,000,000
Mining Development and Leasehold Improvements	14,000,000
Mining Tenements (ML 1529, ML 1533, ML 1623, EL 4918 and EL 5860)	113,099,900
Total	246,899,900

5739652/1	page 28

(b)	ACM Shares

ACM Shares	3,100,000

(c)	ACPH Shares

ACPH Shares	100

Total Purchase Price	250,000,000

5739652/1	page 29

Schedule 2

Accounting Principles

The Management Accounts must:

1.	incorporate all the assets and liabilities of the Ashton Joint Venture and ACM, as applicable;

2.	be prepared in accordance with generally accepted accounting principles in Australia;

3.	be prepared in accordance with the requirements of any applicable laws consistently applied; and

4.	be on a consistent basis with the Last Year Accounts.

5739652/1	page 30

Schedule 3

Example of Purchase Price Adjustment

Purchase Price	US$250,000,000

(a)	Increase Adjustment for Cash Calls

Increase adjustment being the amount of cash calls paid by the Seller in the period between Effective Date and Completion converted to US$ at the then prevailing exchange rate at the date of payment of each cash call.

	A$ Cash Call		Exchange Rate @ Date of Payment	US$ Amount
31 July 2010		$7,200,000.00	0.8698		$6,262,560.00
31 August 2010		$7,800,000.00	0.9071		$7,075,380.00
30 September 2010		$7,800,000.00	0.9028		$7,041,840.00
31 October 2010		$6,450,000.00	0.9738		$6,281,010.00
30 November 2010	$	X	x.xx	$	Y
31 December 2010	$	X	x.xx	$	Y
31 January 2011	$	X	x.xx	$	Y
28 February 2011	$	X	x.xx	$	Y
31 March 2011	$	X	x.xx	$	Y

Total clause 5.3(b)(i) increase adjustment:				$	YY	(a)

(b)	Increase Adjustment for Receivables

Increase adjustment being the value of the Seller’s interest in the trade receivables of the Ashton Joint Venture as at 30 June 2010.

5739652/1	page 31

	A$ Value	Exchange Rate @ Effective Date	US$ Amount
30% of Trade receivables as at 30 June Management Accounts	$5,243,010.91	0.8691	$4,556,700.78

Total clause 5.3(b)(ii) increase adjustment:			$4,556,700.78	(b)

(c)	Decrease Adjustment for Coal sales

Coal sales being the actual cash receipts relating to the Sale Interest received in the period from Effective Date up to Completion (including cash receipts relating to receivables outstanding as at Effective Date).

Cash received from coal sales	US$ Amount
July 2010		$7,788,886.20
August 2010		$8,286,632.29
September 2010		$13,724,849.74
October 2010		$9,660,229.22
November 2010	$	Z
December 2010	$	Z
January 2011	$	Z
February 2011	$	Z
March 2011	$	Z
less

- bank fees	($	XX	)

- margin fees	($	XX	)

Total clause 5.3(b)(iii) decrease adjustment:	$	ZZ	(c)

Net Purchase Price Adjustment

5739652/1	page 32

Net purchase price adjustment = (a) + (b) - (c)

5739652/1	page 33

Executed as a deed

EXECUTED by	)
White Mining (NSW) Pty Limited	)
)

Company Secretary/Director		Director

Name of Company Secretary/Director		Name of Director (print)
(print)

EXECUTED by	)
Austral-Asia Coal Holdings Pty Ltd	)
)

Company Secretary/ Director		Director

TAI SOOK YEE
Name of Company Secretary/Director		Name of Director (print)
(print)

EXECUTED by	)
Yancoal Australia Limited	)
)

Company Secretary/Director		Director

Name of Company Secretary/Director		Name of Director (print)
(print)

5739652/1	page 34

Annexure A

Management Accounts

5739652/1	page 35

ASHTON COAL JOINT VENTURE

STATEMENT OF FINANCIAL POSITION AS AT June 2010

(Comprising Ashton Coal Operations Pty Ltd and Ashton Coal Mines Limited)

	TOTAL	ACOL	ACML
	$’000	$’000	$’000
Current Assets
Cash on Hand	2	2	0
Current Account	1,428	954	474
Other Cheque Accounts	—	—	—
Deposits - At Call	6,553	6,553	—
Foreign Currency Accounts - USD	10,844	—	10,844
Trade Receivables, Net, Current	17,477	806	16,671
Intercompany Receivables	—	15,923	(15,923)
Other Receivables, Net, Current	—	—	—
Other Receivables, Net, Current	20	20	—
Production Supplies	3,704	3,704	—
Overburden in Advance	5,297	5,297	—
Coal Stocks	20,671	20,671	—
Prepayments, Current	606	606	—
Deposits	3	3	—
Current Tax Receivables	1,480	1,335	145
Exploration - Current	5,143	5,143	—

Total Current Assets	73,228	61,015	12,212

Non-Current Assets
Construction in Progress	3,392	2,557	834
Land & Buildings	23,339	3,359	19,980
Leased Plant & Equipment	6,759	6,759	—
Plant & Equipment	131,679	131,658	20
Fixtures and Fittings	87	41	46
Leasehold Improvements	52,890	52,880	10
Other Property, Plant and Equipment	5	5	—
Exploration Evaluation Expenditure Non Current	2,904	2,904	—
Patents, Trademarks and Other Rights	854	854	—
Computer Software	29	29	—
Other Intangible Assets	1,619	—	1,619
Intercompany Receivables NC	(8)	7,483	(7,491)
Deferred Tax Assets	172	—	172

Total Non-Current Assets	223,719	208,529	15,191

Total Assets	296,947	269,544	27,403

Current Liabilities
Trade Payables, Current	31,944	6,299	25,645
Finance Leases, Current	4,912	4,912	—
Other Provisions, Current	8,197	8,197	—
Group Tax Payable	19	—	19
GST on Sales	159	14	145
General Accruals	14,145	13,356	790

Total Current Liabilities	59,376	32,777	26,599

Non Current Liabilities
Finance Leases, Non Current	1,629	1,629	—
Provisions Non Current	6,605	6,605	—
Deferred Tax Liabilities	—	—	—

Total Non-Current Liabilities	8,234	8,234	—

Total Liabilities	67,610	41,011	26,599

Net Assets Under Control of Manager	229,337	228,533	804

Issued Capital	0	0	0

Contributions Received
White Mining (NSW) Pty Limited	751,053	751,053	—
ICRA Ashton Pty Limited	325,298	325,298	—
Austral-Asia Coal Holdings Pty Ltd	139,453	139,453	—

Coal Sales
Total	(1,614,398)		(1,614,398)

Earnings
Accumulated Profit/(Loss) - Prior Period(s)	559,143	(752,638)	1,311,781

Profit/(Loss) - Current Period	68,788	(234,633)	303,421

Joint Venturers Interest in Net Assets	229,337	228,533	804

Ashton Coal Joint Venture (incl ACML)

Consolidated Profit Statement

Jun-10					12 Months to June10
Budget		Actual		Coal Sold (Tonnes)	Actual		Budget
82,347		103,114		Opencut	1,104,543		1,190,414
187,653		21,001		Underground	1,570,873		1,929,587

270,000		124,115		Total Coal Sold	2,675,416		3,120,000

Rate $	Amount $000	Rate $	Amount $000		Amount $000	Rate $	Amount $000	Rate $

				Revenue - Sales
103.90	28,052	212.12	26,328	Coal sales	307,497	114.93	323,818	103.79

103.90	28,052	212.12	26,328	Total Revenue	307,497	114.93	323,818	103.79

				Selling Costs
3.88	1,047	2.65	329	Rail	9,725	3.64	12,097	3.88
3.52	951	5.93	736	Port	10,475	3.92	10,982	3.52
7.53	2,034	15.78	1,959	Royalties - Govt	23,741	8.87	23,721	7.60
0.48	129	0.64	79	Levies	1,622	0.61	1,489	0.48
1.35	365	2.03	252	Demurrage / (Despatch)	4,790	1.79	4,213	1.35
3.12	842	5.72	710	Management Fees	9,030	3.38	9,715	3.11

19.88	5,368	32.75	4,065	Total Selling Costs	59,382	22.20	62,217	19.94

84.01	22,684	179.37	22,263	FOR Revenue	248,115	92.74	261,602	83.85

				Cost of Production
30.27	8,172	63.25	7,850	Mining Costs - UG	90,649	33.88	91,697	29.39
15.94	4,304	42.01	5,215	Mining Costs - OC	60,338	22.55	59,413	19.04
7.57	2,043	12.59	1,563	CHPP	22,499	8.41	25,377	8.13
2.58	696	18.02	2,237	Change in O/B in Advance	8,205	3.07	5,934	1.90
(9.48)	(2,560)	2.40	298	Change in Coal Stocks	(5,995)	(2.24)	10,840	3.47

46.87	12,655	138.28	17,163	Total Cost of Production	175,696	65.67	193,262	61.94

				Off site costs
0.59	158	0.63	79	Brisbane Overheads	1,823	0.68	1,901	0.61
0.21	57	0.47	58	Marketing Overheads	691	0.26	690	0.22
0.21	57	(0.08)	(10)	Property Management	413	0.15	681	0.22
0.31	84	0.34	42	Leased equipment Interest	840	0.31	1,009	0.32
—	—	3.87	480	Finance other	(102)	(0.04)	—	—
—	—	(0.11)	(13)	(Profit)/loss disposal	(34)	(0.01)	—	—

1.32	356	5.12	636	Total Off Site costs	3,631	1.36	4,280	1.37

48.19	13,012	143.41	17,799	Total Production Cost	179,327	67.03	197,542	63.31

68.07	18,380	176.16	21,864	Total Cost	238,709	89.22	259,758	83.26

35.82	9,672	35.97	4,464	Profit / (Loss)	68,788	25.71	64,060	20.53

				Check
			5,515.662	OC	24,950.115
			-1,051.492	UG	43,837.909

			4,464.170	Total	68,788.024

			-0.00		—

Ashton Coal Joint Venture (incl ACML)

Profit Statement - Opencut

Jun-10					12 Months to June 10
Budget		Actual			Actual		Budget

82,347		103,114		Coal Sold (Tonnes)	1,104,543		1,190,414

Rate $	Amount $000	Rate $	Amount $000		Amount $000	Rate $	Amount $000	Rate $

				Revenue - Sales
104.34	8,592	160.85	16,586	Coal sales	126,950	114.93	123,577	103.81

104.34	8,592	160.85	16,586	Total Revenue	126,950	114.93	123,577	103.81

				Selling Costs
3.88	319	3.17	327	Rail	4,015	3.64	4,616	3.88
3.52	290	4.87	502	Port	4,324	3.92	4,190	3.52
8.23	678	12.48	1,287	Royalties - Govt	10,752	9.73	9,789	8.22
0.48	39	0.62	64	Levies	670	0.61	568	0.48
1.35	111	1.90	196	Demurrage / ( Despatch)	1,977	1.79	1,607	1.35
3.13	258	4.48	462	Management Fees	3,728	3.38	3,707	3.11

20.59	1,696	27.53	2,838	Total Selling Costs	25,467	23.06	24,477	20.56

83.75	6,896	133.33	13,748	FOR Revenue	101,483	91.88	99,100	83.25

				Cost of Production
52.27	4,304	50.57	5,215	Mining Costs	60,338	54.63	59,413	49.91
8.46	696	21.69	2,237	Change in O/B in Advance	8,205	7.43	5,934	4.98
7.27	599	10.22	1,054	CHPP	8,980	8.13	11,005	9.25
(9.22)	(759)	(5.80)	(598)	Change in Coal Stocks	(2,959)	(2.68)	5,327	4.47

58.77	4,840	76.68	7,907	Total Cost of Production	74,564	67.51	81,679	68.61

				Off site costs
0.59	48	0.66	68	Brisbane Overheads	753	0.68	726	0.61
0.21	18	0.36	37	Marketing Overheads	285	0.26	263	0.22
0.21	17	0.04	4	Property Management	171	0.15	260	0.22
1.02	84	0.41	42	Leased equipment Interest	838	0.76	1,006	0.84
—	—	1.81	186	Finance other	(42)	(0.04)	—	—
—	—	(0.13)	(13)	(Profit)/loss disposal	(34)	(0.03)	—	—
—	—	—	—	Sundry income	—	—	—	—

2.03	167	3.15	325	Total Off Site costs	1,970	1.78	2,255	1.89

60.80	5,007	79.83	8,232	Total Production Cost	76,533	69.29	83,934	70.51

81.39	6,702	107.36	11,070	Total Cost	102,000	92.35	108,411	91.07

22.95	1,890	53.49	5,516	Profit / (Loss)	24,950	22.59	15,166	12.74

Ashton Coal Joint Venture(incl ACML)

Profit Statement - Underground

Jun-10					12 Months to June 10
Budget		Actual			Actual		Budget

187,653		21,001		Coal Sold (Tonnes)	1,570,873		1,929,587

Rate $	Amount $000	Rate $	Amount $000		Amount $000	Rate $	Amount $000	Rate $

				Revenue - Sales
103.80	19,478	463.86	9,742	Coal sales	180,547	114.93	200,241	103.77

103.80	19,478	463.86	9,742	Total Revenue	180,547	114.93	200,241	103.77

				Selling Costs
3.88	728	0.10	2	Rail	5,710	3.64	7,481	3.88
3.52	661	11.16	234	Port	6,150	3.92	6,792	3.52
7.23	1,356	31.98	672	Royalties - Govt	12,989	8.27	13,932	7.22
0.48	90	0.73	15	Levies	953	0.61	921	0.48
1.35	254	2.64	55	Demurrage / (Despatch)	2,812	1.79	2,606	1.35
3.11	584	11.79	248	Management Fees	5,302	3.38	6,007	3.11

19.57	3,673	58.40	1,226	Total Selling Costs	33,916	21.59	37,739	19.56

84.23	15,806	405.46	8,515	FOR Revenue	146,632	93.34	162,502	84.22

				Cost of Production
43.55	8,172	373.81	7,850	Mining Costs	90,649	57.71	91,697	47.52
—	—	—	—	Change in O/B in Advance(OC Only)	—	—	—	—
7.70	1,445	24.23	509	CHPP	13,520	8.61	14,372	7.45
(9.60)	(1,801)	42.68	896	Change in Coal Stocks	(3,036)	(1.93)	5,513	2.86

41.65	7,816	440.72	9,256	Total Cost of Production	101,132	64.38	111,582	57.83

				Off site costs
0.59	110	0.51	11	Brisbane Overheads	1,070	0.68	1,175	0.61
0.21	40	1.02	21	Marketing Overheads	406	0.26	426	0.22
0.21	39	(0.70)	(15)	Property Management	243	0.15	421	0.22
—	—	—	—	Leased equipment Interest	3	—	3	—
—	—	13.98	294	Finance other	(60)	(0.04)	—	—
—	—	—	—	(Profit)/loss disposal		—	—	—

1.01	189	14.81	311	Total Off Site costs	1,661	1.06	2,025	1.05

42.66	8,005	455.53	9,567	Total Production Cost	102,794	65.44	113,608	58.88

62.23	11,678	513.93	10,793	Total Cost	136,710	87.03	151,347	78.43

41.57	7,801	(50.07)	(1,051)	Profit / (Loss)	43,838	27.91	48,894	25.34

Ashton Coal Operations Limited

Opencut Detail Cost Report

Jun-10						12 Months to June 10
Unit Cost per ROM tonne	Budget	Unit Cost per ROM tonne	Actual			Actual	Unit Cost per ROM tonne	Budget	Unit Cost per ROM tonne

	696,832		707,858	Overburden Removed (BCM)		8,966,321		8,470,757
	154,305		186,545	Opencut ROM Mined (Tonnes)		1,840,478		1,889,466

				Mine Management Open Cut
0.16	24,835	0.15	28,669	Mine Management Open Cut	301	353,474	0.19	289,920	0.15
0.16	24,835	0.15	28,669		OCMM	353,474	0.19	289,920	0.15
				Overburden Removal (per BCM)
0.07	49,889	0.07	48,612	Overburden - Supervision	310	617,176	0.07	582,059	0.07
1.03	717,133	1.08	766,493	Overburden - Drill & Blast	315	9,414,556	1.05	9,343,281	1.10
3.03	2,114,343	3.04	2,149,325	Overburden - Removal	316	27,631,573	3.08	28,338,844	3.35
0.35	243,851	0.57	400,541	Mine Support Services	377	5,088,660	0.57	3,961,783	0.47
4.48	3,125,216	4.75	3,364,971		OVERBURD	42,751,966	4.77	42,226,067	4.98
20.25	/ ROM t	18.04	/ ROM t			/ ROM t	23.23	/ ROM t	22.35

				Coal Mining
0.11	16,407	0.07	13,219	Coaling - Supervision	320	209,730	0.11	191,312	0.10
2.49	383,697	2.34	436,341	Coaling - Mine Coal to ROM	323	5,467,233	2.97	5,745,702	3.04
—	—	—	—	Coaling - Coal sampling & analysis R	391	—	—	—	—
2.59	400,104	2.41	449,561		COALING	5,676,963	3.08	5,937,014	3.14

				Rehabilitation
—	—	—	—	Rehabilitation - Supervision	330	—	—	—	—
—	—	0.40	75,410	Reshape Waste Dumps	331	76,801	0.04	175,500	0.09
—	—	—	—	Spread Topsoil	332	—	—	—	—
—	—	—	—	Construct & Maintain Drainage Struc	333	—	—	—	—
—	—	0.09	17,505	Seeding & Revegetation	335	127,932	0.07	767,590	0.41
—	—	0.50	92,915		REHAB	203,733	0.11	943,090	0.50

				Technical Services
0.38	59,094	0.33	61,676	Supervision	371	664,317	0.37	690,081	0.37
0.29	44,200	0.32	59,028	Mine Plan & Scheduling	372	348,279	0.19	193,400	0.10
—	—	—	—	Environmental Monitoring	374	2,270	0.00	—	—
0.01	2,000	—	—	Geological Modeling	375	116,900	0.06	24,000	0.01
0.68	105,294	0.65	120,704		OCTS	1,151,766	0.63	907,481	0.48

				Safety and Training
0.18	27,682	0.19	34,604	Opencut Safety	392	345,307	0.19	332,180	0.18
—	—	—	—	Opencut Training	393	—	—	—	—
0.18	27,682	0.19	34,604			345,307	0.19	332,180	0.18
—
—				Other
0.18	28,500	0.21	39,341	Open Cut Facilities	355	492,441	0.27	342,000	0.18
0.18	28,500	0.21	39,341			492,441	0.27	342,000	0.18

				Maintenance
0.65	100,191	0.47	88,807	Supervision	340	1,208,663	0.66	1,202,288	0.64
0.23	36,200	0.21	38,611	Workshop General	341	546,459	0.30	434,400	0.23
0.20	31,168	0.10	18,920	Mechanical Maintenance - General	342	1,069,317	0.58	373,992	0.20
0.19	30,000	0.13	24,463	Electrical Maintenance - General	343	483,697	0.26	360,006	0.19
0.22	33,378	0.11	21,224	Maintenance Facilities	344	246,389	0.13	400,536	0.21
0.19	29,778	0.17	31,048	Purchasing Stores & Logistics	345	411,612	0.22	357,338	0.19
0.59	90,600	0.32	59,225	Servicing	346	936,186	0.51	1,087,201	0.58
—	—	—	—	Demob/Mob Plant Equipment	347	—	—	—	—
—	—	0.20	37,821	Accident Damage	348	318,649	0.17	—	—
(2.28)	(351,313)	(1.66)	(309,849)	Plant Recovery		(4,856,948)	(2.64)	(4,215,761)	(2.23)
(0.00)	(0)	0.05	10,070		MAINT	364,025	0.20	—	—

24.05	3,711,630	22.20	4,140,834	Opencut Costs (ex Depreciation)		51,339,675	27.89	50,977,752	28.98

1.11	171,246	2.19	407,602	Administration		2,862,538	1.56	3,019,778	1.60
0.36	55,210	0.80	148,763	Environmental Mgt		973,825	0.53	1,064,364	0.56
2.37	365,954	2.77	517,467	Depreciation		5,161,698	2.80	4,351,214	2.30

27.89	4,304,041	27.95	5,214,666	Total Opencut Cost		60,337,736	32.78	59,413,107	31.44

Advanced overburden stripping calculation

	Jun-10			12 Months to June 10
VALUE $000’s	BCM	Rate	$000’s	BCM	Rate	$000’s
Opening Stock	1,566,232	4.81	7,533,574	2,727,636	4.95	13,501,798
Removed - value	707,858	4.75	3,364,971	8,966,321	4.77	42,751,966

Subtotal	2,274,090	4.79	10,898,545	11,693,957	4.81	56,253,764

Closing stock 30/06/10	1,105,775	4.79	5,296,662	1,105,775	4.79	5,296,662

Consumed - value $000’s	1,168,315	4.79	5,601,883	10,588,182	4.81	50,957,102

INVENTORY
	Jun-10			12 Months to June 10
UNDERGROUND ROM	Tonnes	Rate	Total	Tonnes	Rate	Total
Opening Stock	10,555	29.47	311,036	117,416	16.24	1,906,408
ROM Production	6,156	1284.72	7,908,753	2,690,667	33.71	90,707,412

	16,711	491.88	8,219,789	2,808,083	32.98	92,613,620
Washed	-13,989	481.88	-6,880,909	-2,805,361	32.97	-92,498,835
NRV Adj			-1,223,894

Closing stock 30/06/10	2,722	42.24	114,986	2,722	42.24	114,986

Production
Opening Stock	208,088	56.70	11,799,480	157,286	39.87	6,271,326
Product	5,472	1257.48	6,880,909	1,615,492	57.26	92,498,835
Washing Costs	0		508,807			13,519,602

	213,561	89.85	19,189,196	1,772,778	63.34	112,289,765
Coal sales	-21,001	89.85	-1,886,969	-1,570,972	63.34	-101,190,650
Adj +/-	819	0	0	-8,428	0	0
NRV Adj			-6,203,113

Closing stock 30/05/10	193,378	57.40	11,099,114	193,378	57.40	11,099,114

OPEN CUT ROM	Tonnes	Rate	Total	Tonnes	Rate	Total
Opening Stock	15,762	39.61	624,283	62,285	32.92	2,050,138
AOB Movement	0		2,236,912	0	0.00	8,205,136
ROM Production	186,545	28.17	5,254,526	1,840,478	32.81	60,377,596

	202,307	40.12	8,115,721	1,902,763	37.12	70,632,870
Washed	-162,880	40.12	-6,533,943	-1,863,318	37.06	-69,051,093

Closing stock 30/06/10	39,447	40.10	1,581,778	39,447	40.10	1,581,778

Production
Opening Stock	109,674	75.08	8,234,667	76,847	57.88	4,448,016
Production	95,623	68.33	6,633,943	1,135,916	60.79	69,051,093
Washing Costs			1,053,743			8,979,697

	205,297	77.07	15,822,353	1,212,763	68.01	82,478,805
Coal sales	-103,114	77.07	-7,946,971	-1,104,605	68.01	-74,603,423
Adj +/-	48	0	0	-5,926	0	0

Closing stock 30/06/10	102,232	77.03	7,875,382	102,232	77.03	7,875,382

Total Inventory				337, 779		20,671,250

ASHTON COAL OPERATIONS PTY LIMITED

CAPITAL EXPENDITURE & JV RATIFICATON REPORT

12 Months to June10

CAPITAL EXPENDITURE
COST CODE	DESCRIPTION	Ratified by Operating Committee	CER AMT	ACTUAL MONTH	ACTUAL YEAR TO DATE	BUDGET MONTH	BUDGET YEAR TO DATE
				$’000’s	$’000’s	$’000’s	$’000’s
	2008 / 2009 Program Carried forward approved Capital
	UNDERGROUND
20018109	Rib Bolting Rigs for Miners	15/06/2009	343,872	0	172	0	350
20018110	1400 & 1600 Structure and Conveyor	3rd Develop. Unit (Approved 2008)	—	2	728	0
20018112	Submersible Pump Relocation	15/06/2009	280,000	0	344	0	280
20018113	New Ventilation Shaft	3rd Develop. Unit (Approved 2009)	—	0	0	0	220
20200112	Shuttle Cars	3rd Develop. Unit (Approved 2009)	—	0	1,259	0	1,350
20200131	Personnel Transport	3rd Develop. Unit (Approved 2009)	—	0	314	0	315
20200191	Maingate Drive	3rd Develop. Unit (Approved 2009)	—	0	2,697	0	2,486
20200192	Northwest Mains Tripper	3rd Develop. Unit (Approved 2009)	—	76	1,398	0	1,080
20200133	2MVA Section Transformer	3rd Develop. Unit (Approved 2009)	—	0	165	0	180
20200143	Diesel Attachements	3rd Develop. Unit (Approved 2009)	—	0	56	0	100
20200150	Bat Bag Man Basket	3rd Develop. Unit (Approved 2009)	—	34	34	0
25405000	Longwall (Final Settlement)		—	0	261	0
20200114	Trailer	3rd Develop. Unit (Approved 2009)	—	0	49	0
20200132	LHD	3rd Develop. Unit (Approved 2009)	—	79	79	0
20200173	Emergency Cache	3rd Develop. Unit (Approved 2009)	—	64	77	0
20200175	Air Equipment	3rd Develop. Unit (Approved 2009)	—	0	18	0
	CHPP				0	0
20018132	Feeder/Breaker	(CER Approval $1,431M)22/04/2009	250,000	0	598	0	250
20018130	Tripper Power Control System	15/06/2009	85,000	0	180	0	85
20018115	Train Loadout Weightometers	15/06/2009	90,000	0	52	0	90
	Administration				0	0
20018124	Upgrade Toilet Facilities	22/10/2009	57,572	0	70	0	70
20018125	VOP Equipment		—	0	89	0
20018122	Main Office Refurbishment		—	0		0	100

	Total 08/09 carried forward Capital		1,106,444	255	8,640	0	6,956

	2009 / 2010 Program
	OPENCUT (NEOC)
20018511	Two Way Radios		—	0		0	10
20018512	Aluminum Work Platforms		—	0		0	20
20018513	Various Hydraulic Press Equipment		—	0		0	20
20018514	GPS Survey Unit		—	0	68	0	80
20018526	Excavator Damage		—	0	175	0	0
20018527	Purchase Hired D10 Dozer TD3073	14/12/2009	425,000	0	400	0	0

	Total Open Cut		425,000	0	643	0	130

	UNDERGROUND
	Scheduled Overhauls/Replacement
20018506	Replace Shuttle Cars No. 1, 2 & 3	25/08/2009	1,650,000	265	1,276	900	1,650
	Conveyors						0
20018504	1400mm Conveyor Belt	25/08/2009	480,000	0	0	0	480
20018504	1400mm Structure	25/08/2009	560,000	0	1,132	0	560
20018504	1600mm Structure and Conveyor Belt	25/08/2009	189,000	0	0	0	189
20018504	1600mm Conveyor belt	25/08/2009	144,000	0	0	0	144
	Infrastructure				0		0
20018508	Submersible Pump Relocation	25/08/2009	494,240	29	414	0	600
20018525	ULD Access	- $5.3M budgeted for FY 2010/11 - 1	12,650,000	751	3,865	1,768	5,300
20018509	Back Road Ventilation Shaft	25/08/2009	450,000	0	458	0	450
20018516	Power Distrubtion & Communications		—	0	0	0	250
20018505	Compressor	25/08/2009	480,000	0	518	0	350
20018507	Road Sealing	25/08/2009	376,452	0	376	0	400
20018530	6x 330MM 11KV Cables		228,676	229	229	0	0
	Safety				0		0
20018517	Emergency Excape System	22/10/2009	145,000	0	0	0	250
20018518	Seal Goaf Inertisation		—	0	0	0	500
20018131	Gas Chromatograph	25/08/2009	67,950	0	66	0	140
20018519	Geological Database Management System	25/08/2009	25,000	0	23	0	25
				0

	Total Underground		17,711,642	1,274	8,358	2,668	11,288

	CHPP
	Mechanical
20018510	Crane inspection platform mod 2	25/08/2009	25,000	0	17	0	25
	Electrical				0		0
20018130	Tripper cable reel and control panel	15/06/2009	85,000	0	0	0	85
20018500	High Voltage Swithroom PLC	25/08/2009	10,000	(3)	0	0	10
20018521	Thickener Bed Level Monitoring		—	0	0	0	30
20018502	UPS for #1 415 volt switch room	25/08/2009	6,000	0	6	0	6
20018501	MCC 6 Weather Protection	25/08/2009	9,000	0	0	0	9
20018533	Reloc 33 KV Power Lines Mac Gen		110,000	110	110	0	0
20018534	4th Continuous Miner		5,239,466	786	786	0	0
	Operational						0
20018503	Bobcat	25/08/2009	50,000	0	45	0	50
20018520	Upgrade Fire systems for council approval	25/08/2009	100,000	0	0	0	100
20018536	Ravensworth Dam Lift 2		2,400,000	839	839	0	0
				0

	Total CHPP		285,000	1,732	1,803	0	315

	ENVIRONMENTAL
20018522	Talings Dam Saddle Dam Wall	14/12/2009	627,000	0	606	0	500
20018523	Bowmans Creek Pump			0		0	97
							0

	Total Environmental		627,000	0	606	0	597

	ADMINISTRATION
20018524	7 x motor vehicle replacements			(8)	361	0	330
20018529	Glennies Creek Rd Insurance Part 11			281	281	0	0
						0	0

	Total Administration		0	273	642	0	330

	PROJECTS
20025009	Southeast Open Cut/West Pit & Other New Projects	Project approval pending		1,824	11,196	1,973	18,819
20018531	Bengalia Coal Conveyor		1,300	0	41
					0

	Total Projects		1,300	1,824	11,237	1,973	18,819

	Total 2009/ 2010 Program		20,156,386	5,357	31,931	4,641	38,435

Ashton Coal Operations Limited

Administration & Overheads Cost Report

Jun-10						12 Months to June 10
Unit Cost per ROM tonne	Budget	Unit Cost per ROM tonne	Actual			Actual	Unit Cost per ROM tonne	Budget	Unit Cost per ROM tonne

	154,305		186,545	Opencut ROM Mined (Tonnes)		1,840,478		1,889,466
	407,052		6,156	Underground ROM Mined (Tonnes)		2,690,667		3,056,548

	561,357		192,701	Total ROM (Tonnes)		4,531,145		4,946,014

				Administration
0.16	88,465	0.63	12,1425	Salaries	80510	1,178,406	0.26	1,031,535	0.21
0.00	2,500	0.03	6,471	Recruitment Costs	80710	88,055	0.02	30,000	0.01
		—	—	Staff Relocation	80715	82	0.00	—	—
		—	—	Temporary Staff	81090	—	—	52,500	0.01
00.4	22,000	—	—	FBT	80760	—	—	264,000	0.05
00.0	1,000	0.00	294	Staff Pvt Accomodation	80766	3,582	0.00	12,000	0.00
		(0.00)	(39)	Luxury Car Tax	80755	(534)	(0.00)	—	—
		—	—	Employee Gifts	80780	76,845	0.02	—	—
0.04	23,000	0.11	22,119	Contractors - General	82000	217,321	0.05	276,000	0.06
		—	—	Contractors - Wonnarua	82037	—	—	—	—
		(0.02)	(4,138)	Materials, Consumables & Spare	83010	12,396	0.00	—	—
		0.22	43,350	Stocktake Adjustment	83110	(68,460)	(0.02)	—	—
		—	—	Safety	83410	—	—	—	—
		—	—	Vehicles	84010	1,194	0.00	—	—
0.01	3,000	0.01	1,360	Electricity	84510	16,619	0.00	36,000	0.01
0.02	9,000	0.01	2,768	Water	84520	95,044	0.02	108,000	0.02
0.01	4,000	0.02	4,407	Cleaning	84530	46,943	0.01	48,000	0.01
0.00	2,000	0.05	9,383	Security	84535	110,531	0.02	24,000	0.00
		—	—	Rates	84540	—	—	—	—
		—	—	Rental Expense	84545	—	—	—	—
0.02	12,500	0.05	10,119	Office Consumables	85010	120,082	0.03	150,000	0.03
0.01	5,000	—	—	Printing and Stationery	85015	—	—	60,000	0.01
0.00	2,500	0.01	2,000	Courier Charges	85025	25,817	0.01	30,000	0.01
0.04	25,000	0.01	1,620	Subscriptions	85040	274,390	0.06	300,000	0.06
0.02	10,000	0.04	6,996	Computer Operating Costs	85125	139,610	0.03	120,000	0.02
0.01	7,500	0.06	11,653	Telephones - Fixed	85210	81,405	0.02	90,000	0.02
0.02	9,000	0.04	6,618	Telephones - Mobile	85015	82,248		108,000	0.02
0.01	5,000	0.03	4,830	Travel - Domestic	85410	42,723	0.01	60,000	0.01
0.00	2,000	0.00	631	Entertainment	85430	51,400	0.01	87,000	0.02
		0.01	1,200	Public Relations	85620	52,548	0.01	—	—
		—	—	Donations Allow	85630	3,772	0.00	30,000	0.01
0.00	2,500	0.04	7,216	Legal Fees - Allowable	86010	176,876	0.04	30,000	0.01
0.25	140,667	1.24	239,568	Insurance - Industrial	86410	1,458,205	0.32	1,688,000	0.34
		—	—	Other Bank Charges	87045	—	—	—	—
		0.34	64,586	Fringe Benefits	87510	240,447	0.05	—	—
		0.07	12,833	Other Expenses	87899	27,193	0.01	—	—
		0.10	19,055	Minor Capital	88010	105,245	0.02	—	—
0.01	3,000	0.01	2,716	Allocated Plant Costs	90440	30,890	0.01	36,000	0.01
		—	—	Internal Service	90660	—	—	—	—
				Minor Capital < $1000	88010			—
				Minor Capital > $1000 < $5000	88020			60,000

0.68	379,632	3.11	599,240		Total	4,690,873	1.04	4,731,035	0.96

				Environmental Management
0.07	41,768		99,523	Salaries	80510	714,286	0.16	501,213	0.10
0.25	142,668	0.54	103,564	Contractors - General	82000	1,497,391	0.33	1,712,018	0.35
		—	—	Contractors - Wonnaru	82037	18,270	0.00	—	—
0.01	8,333	0.15	29,350	Materials, Consumables & Spare	83010	118,841	0.03	102,000	0.02
		—	—	Telephones - Fixed	85210	2,773	0.00	—	—
0.01	7,083	0.00	280	Public Relations	85620	36,114	0.01	85,000	0.02
0.00	1,000	0.00	555	Allocated Plant Costs	90440	9,823	0.00	12,000	0.00

0.36	200,852	1.21	233,272		Total	2,397,497	0.53	2,412,231	0.49

				Safety and Training
0.04	22,083	0.18	35,387	Salaries	80510	328,180	0.07	264,993	0.05
0.02	8,600	0.05	9,241	Contractors - General	82000	88,933	0.02	103,200	0.02
0.00	1,596	0.07	13,306	Materials, Consumable & Spare	83010	33,964	0.01	19,150	0.00
		—	—	Telephones - Fixed	85210	—	—	—	—
		—	—	Other Expenses	87899	—	—	—	—
0.00	1,000	0.02	3,172	Allocated Plant Costs	90440	10,808	0.00	12,000	0.00

0.06	33,279	0.32	61,106		Total	461,885	0.10	399,343	0.08

1.09	613,762	4.62	893,619	Administration Costs (ex Depreciation)		7,550,256	1.67	7,542,609	1.52

0.37	205,079	(0.27)	(52,513)	Depreciation		1,894,637	0.42	1,933,076	0.39

1.46	818,841	4.36	841,106	Total Administration Cost		9,444,893	2.08	9,475,685	1.92

1.11	171,248	2.19	407,602	Opencut Share of Admin & Safety Costs		2,862,538	1.56	3,019,778	1.60
1.11	451,743	32.53	200,232	Underground Share of Admin & Safety Costs		4,184,857	1.56	4,043,677	1.32
0.14	55,210	0.80	148,763	Opencut Share of Environmental Costs		973,825	0.53	1,064,364	0.56
0.36	145,643	13.73	84,509	Underground Share of Environmental Costs		1,423,673	0.53	1,347,868	0.44

Ashton Coal Operations Limited

Maintenance Cost Report

Jun-10						12 Months to June 10
Unit Cost per ROM tonne	Budget	Unit Cost per ROM tonne	Actual			Actual	Unit Cost per ROM tonne	Budget	Unit Cost per ROM tonne

				EQUIPMENT
	2,080,324		2,540,777	Mobile Equipment Expenditure		27,460,381		30,363,907

				Maintenance
	100,191		88,607	Supervision	340	1,208,663		1,202,288
	36,200		38,811	Workshop General	341	546,459		434,400
	31,166		18,920	Mechanical Maintenance - General	342	1,069,317		373,992
	30,000		24,463	Electrical Maintenance - General	343	483,697		360,006
	33,378		21,224	Maintenance Facilities	344	246,389		400,538
	29,778		31,048	Purchasing Stores & Logistics	345	411,612		357,338
	90,800		59,225	Servicing	346	936,188		1,087,201
	—		—	Demob/Mob Plant Equipment	347	—		—

	351,313		282,097			4,902,325		4,215,761

	2,441,638		2,822,874	Total Costs (ex Depreciation)		32,362,705		34,579,668

	2,441,638		2,822,874	Total Cost		32,362,705		34,579,668

Ashton Coal Operations Limited

Underground Detail Cost Report

Jun-10						12 Months to June-10
Unit Cost per ROM tonne	Budget	Unit Cost per ROM tonne	Actual			Actual	Unit Cost per ROM tonne	Budget	Unit Cost per ROM tonne

	407,052		6,156	Underground ROM Mined (Tonnes)		2,690,667		3,056,548
	2,035		255	Development Meters		16.448		22,216

				Mine Management
0.24	96,947	13.19	81,210	Underground Mine Management	401	1,167,193	0.43	1,141,686	0.37
0.24	96,947	13.19	81,210		UGMM	1,167,193	0.43	1,141,686	0.37

				Technical Services
0.17	69,130	21.11	129,929	Supervision	421	988,527	0.37	814,301	0.27
0.05	20,000	8.71	53,638	Bowman Crk Aquidude	420	1,287,543	0.48	240,000	0.08
0.06	25,000	2.50	15,366	Mine Planning and Scheduling	422	104,724	0.04	300,000	0.10
0.01	6,000	0.42	2,609	Surveying & Mine Planning	423	126,755	0.05	72,000	0.02
0.05	20,000	(1.30)	(8,000)	Multi Seam Assessment	424	343,541	0.13	240,000	0.08
0.14	58,000	1.92	11,792	Exploration & Infill Drilling	425	336,121	0.12	696,000	0.23
0.00	1,000	—	—	Geological Modelling	426	—	—	12,000	0.00
0.04	15,000	2.92	18,005	Geotechnical Assessment Modelling	427	252,165	0.09	180,000	0.06
0.08	32,000	(12.29)	(75,672)	Subsidence Assessment Modelling	428	296,725	0.11	384,000	0.13
0.02	8,000	2.07	12,750	Ventilation Assessment Monitoring	429	128,090	0.05	96,000	0.03
0.82	254,130	26.06	160,416		UGTS	3,864,191	1,44	3,034,301	0.99

				Development Mining
0.10	41,600	1.23	7,542	Stonedusting & Barriers	430	313,223	0.12	453,320	0.15
0.43	173,703	18.17	111,851	Supervision	431	1,787,431	0.66	2,044,432	0.67
4.80	1,955,471	386.51	2,379,354	Development Mining	432	22,773,408	8.46	20,910,607	6.84
0.10	40,700	6.86	42,234	Ventilation	433	249,762	0.09	444,320	0.15
5.43	2,211,473	412.76	2,540,981		UGDM	25,123,824	9.34	23,852,679	7.80

				Longwall Mining
2.36	960,797	41.28	254,131	Longwall Mining	434	9,052,517	3.36	12,508,536	4.09
—	—	138.75	854,144	Longwall Relocation	435	5,692,860	2.12	4,500,000	1.47
0.05	22,062	5.16	31,752	Stone Dusting & Barriers	437	227,230	0.08	175,591	0.06
0.16	64,732	11.23	69,105	Ventilation	439	947,986	0.35	547,519	0.18
0.22	87,931	22.66	139,518	Supervision	481	1,670,035	0.62	1,035,077	0.34
2.79	1,135,521	219.08	1,348,650		UGLM	17,590,627	6.54	18,766,722	6.14

				Outbye Mining
1.88	764,052	96.49	594,018	Outbye Mining	438	9,028,409	3.36	9,047,090	2.96
0.37	151,400	29.42	181,091	Roadworks	438	1,974,350	0.73	1,671,800	0.55
0.47	191,177	18.95	116,654	Supervision	462	1,585,208	0.59	2,249,368	0.74
2.72	1,106,629	144.86	891,763		UGDM	12,587,967	4.68	12,968,257	4.24

				Underground Services
0.60	245,967	23.59	145,235	Coal Conveying	440	1,597,495	0.59	1,875,992	0.61
0.10	40,700	15.25	93,861	Water Supply	441	774,176	0.29	444,320	0.15
0.11	43,200	2.35	14,494	Compressed Air	442	243,856	0.09	474,320	0.16
0.14	55,400	11.52	70,927	Electrical Power Supply	443	534,786	0.20	662,400	0.22
0.10	40,700	1.33	8,211	Communications / Monitoring	444	372,186	0.14	444,320	0.15
0.03	12,000	0.61	3,763	Gas Monitoring	445	265,867	0.10	144,000	0.05
0.02	8,000	0.04	270	Fire Fighting	446	124,850	0.05	98,000	0.03
0.02	8,000	5.24	32,230	Emergency Escape System	447	88,931	0.03	306,000	0.10
0.19	78,050	3.05	18,747	Dewatering and Pumping	448	919,112	0.34	870,480	0.28
0.33	135,000	24.36	149,937	Underground Electricity	486	1,566,767	0.58	1,620,000	0.53
1.64	667,017	87.34	537,677		UGUS	6,488,028	2.41	6,937,832	2.27

				Surface Facilities
0.02	8,200	0.72	4,461	Offices	451	95,842	0.04	98,400	0.03
0.04	16,000	2.56	15,783	Bath House & Ablutions	452	210,593	0.08	192,000	0.06
0.00	1,000	—	—	Crib Room	453	4,785	0.00	12,000	0.00
0.13	52,000	7.98	49,142	Services	454	753,038	0.28	624,000	0.20
0.12	48,000	11.23	69,145	Diesel Fuel Station	456	419,649	0.16	576,000	0.19
0.31	125,200	22.50	138,532		UGSF	1,483,908	0.55	1,502,400	0.49

				Maintenance
0.40	184,604	22.38	137,768	Supervision - UG Maintenance	460	2,061,686	0.77	1,938,064	0.63
0.04	16,000	2.21	13,590	Maintenance Facilities	461	97,311	0.04	192,000	0.06
0.03	12,000	4.03	24,838	Workshop General	462	185,535	0.07	144,000	0.05
0.02	8,000	1.02	6,257	Maintenance Tooling	463	150,254	0.06	98,000	0.03
0.01	5,000	—	—	Demob / Mob Plan Equipment	464	1,260	0.00	60,000	0.02
0.22	90,891	12.95	79,725	Servicing	465	914,462	0.34	1,065,934	0.36
0.07	28,000	2.76	16,972	Mechanical Maintenance- General	466	196,864	0.07	336,000	0.11
0.05	20,000	1.07	6,576	Electrical Maintenance- General	467	125,936	0.05	240,000	0.08
0.05	20,000	3.29	20,272	Cable Repairs	468	153,309	0.06	240,000	0.08
0.01	6,000	0.50	3,105	Lifting Equipment	469	54,935	0.02	72,000	0.02
0.19	77,467	11.20	68,960	Purchasing Stores & Logistics	470	807,433	0.30	923,544	0.30
—	—	—	—	Damage Repairs	471	—	—	—	—
1.10	447,962	61.41	378,064		UGMA	4,748,984	1.76	5,327,542	1.74

				Safety and Training
0.10	40,172	9.18	56,501	Underground Safety	492	616,655	0.23	482,060	0.16
0.10	40,172	9.18	56,501			616,655	0.23	482,060	0.16

14.95	6,085,052	996.39	6,133,794	Underground Costs (ex Depreciation)		73,671,378	27.38	74,013,480	24.21

1.11	451,743	32.53	200,232	Administration		4,184,857	1.56	4,043,677	1.32
0.36	145,643	13.73	84,509	Environmental Mgt		1,423,673	0.53	1,347,868	0.44
3.66	1,489,767	232.61	1,431,946	Depreciation		11,369,232	4.23	12,292,430	4.02

20.08	8,172,205	1,275.26	7,850,480	Total Underground Cost		90,649,139	33.69	91,697,454	30.00

Ashton Coal Operations Limited CHPP Cost Report

Jun-10						12 Months to June 10
Unit Cost per ROM tonne	Budget	Unit Cost per ROM tonne	Actual			Actual	Unit Cost per ROM tonne	Budget	Unit Cost per ROM tonne

	154,305		162,860	Opencut ROM Feed (Tonnes)		1,863,316		1,934,466
	372,375		13,989	Underground ROM Feed (Tonnes)		2,805,361		3,066,871

	526,680		176,849	Total ROM Feed		4,668,677		5,001,337
	95,266		95,623	Opencut Product (Tonnes)		1,135,916		1,137,635
	217,095		5,472	Underground Product (Tonnes)		1,615,492		1,824,082

	312,361		101,095	Total Product		2,751,408		2,961,717
	62%		59%	Opencut Yield		61%		59%
	58%		39%	Underground Yield		57.59%		59%

	59%		57%	Average Yield		59%		59%

0.20	104,272	0.29	51,635	Management CHPP	501	1,067,330	0.23	1,251,260	0.25
0.64	440,306	1.42	250,872	ROM Coal Handling	531	4,216,897	0.90	5,570,322	1.11
0.62	324,842	2.18	385,894	Coal Processing	532	4,731,834	1.01	4,633,481	0.93
0.48	252,568	1.01	177,794	Product Coal Handling	533	2,974,099	0.64	3,261,017	0.65
0.31	161,354	0.55	96,471	Rejects	534	1,377,996	0.30	2,220,558	0.44
0.19	99,428	0.33	58,580	Tailings Treatment	535	1,059,507	0.23	1,218,993	0.24
0.02	8,120	0.16	28,832	CHPP Facilities / Services	543	367,174	0.08	328,629	0.07
0.06	30,612	0.13	23,088	Purchasing, Stores & Logistics	544	266,729	0.06	367,340	0.07
0.21	111,315	0.51	90,939	CHPP Electricity	586	1,263,165	0.27	1,421,409	0.28
0.09	45,000	0.24	42,896	Coal Sampling & Analysis	591	627,798	0.13	540,000	0.11
0.03	14,143	0.11	19,761	Safety/Training	592	123,114	0.03	169,720	0.03

3.02	1,591,960	6.94	1,226,762	CHPP Cost (ex Depreciation)		18,075,643	3.87	20,982,728	4.20

0.86	451,156	1.90	335,788	Depreciation		4,423,655	0.95	4,394,349	0.88

3.88	2,043,115	8.84	1,562,550	Total CHPP Cost		22,499,299	4.82	25,377,077	5.07

	596,246		1,053,743	Opencut Share of CHPP Costs		8,979,697		10,544,386
	1,554,497		508,807	Underground Share of CHPP Costs		13,519,602		15,621,741

Ashton Joint Venture Cost per Tonne Sold Analysis Opencut

Jun-10			YTD Jun-10
Budget	Actual		Actual	Budget

154,305	186,545	ROM Coal Mined	1,840,478	1,889,466

82,347	103,114	Net Tonnes Sold (Invoiced)	1,104,543	1,190,414

45.07	40.16	OC Mining	46.48	42.82
0.00	0.00	UG Mining	0.00	0.00
5.64	8.02	Coal Processing	6.53	7.32
2.07	5.89	Site Admin and Overheads	2.78	2.81
(0.76)	15.89	Movement in OBIA and Coal Stocks	4.75	9.45
		Finance Leases

52.02	69.96	Total FOR Cash Costs per Tn Sold	60.54	62.41

3.88	3.17	Rail	3.64	3.88
3.52	4.87	Port	3.92	3.52
1.35	1.90	(Despatch)/Demurrage	1.79	1.35
3.13	4.43	Management & Marketing Fees	3.38	3.11
1.01	0.93	Brisbane Corporate and Other Costs	1.06	1.05

64.91	85.31	FOB Cash Costs per Tn Sold	74.33	75.32

8.71	13.10	Royalties and Levies	10.34	8.70
1.02	2.22	Finance Costs	0.72	0.84
6.73	6.72	Depreciation and Amortisation	6.97	5.81

81.37	107.35	Total FOB Costs per Tn Sold	92.36	90.67

Input:

49.52	45.18	OC Mining	51.15	46.48
		UG Mining
7.24	10.22	Coal Processing	8.13	8.86
2.75	5.40	Site Admin and Overheads	3.47	3.43
		Finance Leases (Principal)

59.51	60.79	FOR Cost per Tn Sold	62.76	58.77

366	517	OC Mining D&A	5,162	4,351
		UG Mining D&A
132	226	Coal Processing D&A	1,766	1,826
56	(51)	Site Admin and Overheads D&A	770	738
0	0	Exploration Amortisation	0	0

554	693	Depn & Amortn [$‘000]	7,697	6,916

		Cross Check to P&L

20.59	27.53	Total Selling Costs	23.06	20.56
60.80	79.83	Total Costs	69.29	70.51

81.39	107.36	Total Costs per Tn Sold	92.35	91.07

(0.02)	(0.01)	Difference	0.01	(0.40)

Ashton Joint Venture Cost per Tonne Sold Analysis Underground

Jun-10			YTD Jun-10
Budget	Actual		Actual	Budget

407,052	6,156	ROM Coal Mined	2,690,667	3,056,548

187,653	21,001	Net Tonnes Sold (Invoiced)	1,570,873	1,929,587

0.00	0.00	OC Mining	0.00	0.00
32.43	292.07	UG Mining	46.90	38.36
6.45	19.02	Coal Processing	6.91	6.69
2.39	13.64	Site Admin and Overheads	2.85	2.18
(9.60)	42.68	Movement in OBIA and Coal Stocks	(1.93)	2.86
		Finance Leases

31.67	367.41	Total FOR Cash Costs per Tn Sold	54.74	50.09

3.88	0.10	Rail	3.64	3.88
3.52	11.16	Port	3.92	3.52
1.35	2.64	(Despatch)/Demurrage	1.79	1.35
3.11	11.79	Management & Marketing Fees	3.38	3.11
1.01	0.83	Brisbane Corporate and Other Costs	1.09	1.05

44.54	393.93	FOB Cash Costs per Tn Sold	68.56	63.00

7.71	32.71	Royalties and Levies	8.88	7.70
0.00	13.98	Finance Costs	(0.04)	0.00
10.56	73.31	Depreciation and Amortisation	9.65	8.39

62.81	513.93	Total FOB Costs per Tn Sold	87.04	79.09

Input:

		OC Mining
40.37	360.25	UG Mining	54.14	44.73
8.28	24.23	Coal Processing	8.61	8.10
3.18	13.56	Site Admin and Overheads	3.57	2.79
		Finance Leases (Principal)

51.83	398.04	FOR Cost per Tn Sold	66.31	55.62

		OC Mining D&A
1,490	1,432	UG Mining D&A	11,369	12,292
343	109	Coal Processing D&A	2,658	2,705
149	(2)	Site Admin and Overheads D&A	1,125	1,195
0	0	Exploration Amortisation	0	0

1,982	1,540	Depn & Amortn [$’000]	15,152	16,192

		Cross Check to P&L

19.57	58.40	Total Selling Costs	21.59	19.56
42.66	455.53	Total Costs	65.44	58.88

62.23	513.93	Total Costs per Tn Sold	87.03	78.44

0.58	(0.00)	Difference	0.01	0.65

Ashton Coal Joint Venture(incl ACML)

Consolidated Cash Generation

Jun-10				12 Months to June10
Variance $000’s	Budget $000’s	Actual $000’s		Actual $000’s	Budget $000’s	Variance $000’s

(5,208)	9,672	4,464	Consolidated Profit	68,788	64,060	4,728

			Add back:
152	366	517	O/C depn	5,162	4,351	810
(58)	1,490	1,432	U/G Depn	11,369	12,292	(923)
(115)	451	336	CHPP Depn	4,424	4,394	29
(258)	205	(53)	Admin Depn	1,895	1,933	(38)
(41)	84	42	Lease Interest	840	1,009	(168)
1,540	696	2,237	Change in O/B in Advance	8,205	5,934	2,271
2,859	(2,560)	298	Change in Coal Stocks	(5,995)	10,840	(16,836)

(1,130)	10,404	9,274	Operating Cash Surplus	94,687	104,814	(10,127)

			Finance/Capital
1,266	0	1,266	Lease Payments	(6,065)	(8,915)	2,850
(536)	(4,641)	(5,177)	Capex	(31,931)	(38,435)	6,504

(399)	5,763	5,364	Total Cash Generation	56,691	57,464	(773)

Ashton Joint Venture Cost per Tonne Sold Analysis Underground

Jun-10			YTD Jun-10
Budget	Actual		Actual	Budget

561,357	192,701	ROM Coal Mined	4,531,145	4,946,014

270,000	124,115	Net Tonnes Sold (Invoiced)	2,675,416	3,120,000

13.75	33.36	OC Mining	19.19	16.34
22.54	49.42	UG Mining	27.54	23.72
5.90	9.88	Coal Processing	6.76	6.73
2.27	7.20	Site Admin and Overheads	2.82	2.42
(6.90)	20.42	Movement in OBIA and Coal Stocks	0.83	5.37
		Finance Leases

37.55	120.29	Total FOR Cash Costs per Tn Sold	57.13	54.57

3.88	2.65	Rail	3.54	3.88
3.52	5.93	Port	3.92	3.52
1.35	2.03	(Despatch)/Demurrage	1.79	1.35
3.12	5.72	Management & Marketing Fees	3.38	3.11
1.01	0.91	Brisbane Corporate and Other Costs	1.08	1.05

50.43	137.53	FOB Cash Costs per Tn Sold	70.94	67.48

8.01	16.42	Royalties and Levies	9.48	8.08
0.31	4.21	Finance Costs	0.27	0.32
9.30	17.99	Depreciation and Amortisation	8.54	7.36

68.06	176.15	Total FOB Costs per Tn Sold	89.23	83.25

Input:

15.10	37.53	OC Mining	21.12	17.73
28.05	60.96	UG Mining	31.79	27.66
7.57	12.59	Coal Processing	8.41	8.13
3.03	6.78	Site Admin and Overheads	3.53	3.04
		Finance Leases (Principal)

53.76	117.86	FOR Cost per Tn Sold	64.84	56.57

366	517	OC Mining D&A	5,162	4,351
1,490	1,432	UG Mining D&A	11,369	12,292
451	336	Coal Processing D&A	4,424	4,394
205	(53)	Site Admin and Overheads D&A	1,895	1,933
0	0	Exploration Amortisation	0	0

2,512	2,233	Depn & Amortn [$’000]	22,849	22,971

		Cross Check to P&L

19.88	32.75	Total Selling Costs	22.20	19.94
48.19	143.41	Total Costs	67.03	63.31

68.07	176.16	Total Costs per Tn Sold	89.23	83.25

(0.01)	(0.01)	Difference	0.00	(0.00)